Exhibit 4.1

INDENTURE

between

LEVEL 3 COMMUNICATIONS, INC.

and

THE BANK OF NEW YORK MELLON

as Trustee

UP TO $500,000,000

7% CONVERTIBLE SENIOR NOTES Due 2015

DATED AS OF JUNE 26, 2009

CROSS REFERENCE TABLE

TIA Section	Indenture Section

310(a)(1)	7.11
(a)(2)	N.A.
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	N.A.
(b)	7.11
(c)	N.A.
311(a)	7.12
(b)	7.12
(c)	N.A.
312(a)	N.A.
(b)	11.03
(c)	11.03
313(a)	7.06
(b)	7.06
(c)	N.A.
(d)	N.A.
314(a)	7.07
(b)	N.A.
(c)(1)	N.A.
(c)(2)	N.A.
(c)(3)	N.A.
(d)	N.A.
(e)	N.A.
(f)	N.A.
315(a)	7.01
(b)	7.05
(c)	N.A.
(d)(1)	7.01
(d)(2)	7.01
(d)(3)	7.01
(e)	6.11
316(a) (last sentence)	N.A.
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N.A.
(b)	N.A.
317(a)(1)	N.A.
(a)(2)	N.A.
(b)	N.A.
318(a)	N.A.

* Note: This Cross Reference Table shall not, for any purpose, be deemed to be part of the Indenture.

i

TABLE OF CONTENTS (continued)

TABLE OF CONTENTS (continued)

TABLE OF CONTENTS (continued)

		Page

ARTICLE XI

MISCELLANEOUS		62

SECTION 11.01.	Trust Indenture Act Controls	62
SECTION 11.02.	Notices	62
SECTION 11.03.	Communication by Holders with Other Holders	63
SECTION 11.04.	Certificate and Opinion as to Conditions Precedent	63
SECTION 11.05.	Statements Required in an Officers’ Certificate or Opinion	63
SECTION 11.06.	Separability Clause	63
SECTION 11.07.	Rules by Trustee, Paying Agent, Conversion Agent and Registrar	63
SECTION 11.08.	Legal Holidays	63
SECTION 11.09.	Governing Law	64
SECTION 11.10.	No Recourse Against Others	64
SECTION 11.11.	Successors	64
SECTION 11.12.	Multiple Originals	64
SECTION 11.13.	Waiver of Jury Trial	64
SECTION 11.14.	Force Majeure	64

EXHIBITS

Exhibit A	Form of Global Security
Exhibit A-1	Form of Certificated Security
Exhibit B	Transfer Certificate
Exhibit C	Form of Restricted Common Stock Legend
Exhibit D	Form of Transfer Certificate for Transfer of Restricted Common Stock

INDENTURE dated as of June 26, 2009, between LEVEL 3 COMMUNICATIONS, INC., a Delaware corporation (the “Company”), and THE BANK OF NEW YORK MELLON, a New York banking corporation, as trustee hereunder (the “Trustee”).

RECITALS OF THE COMPANY

The Company has duly authorized the creation of an issue of its 7% Convertible Senior Notes due 2015 (the “Securities”) of substantially the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture.

All things necessary to make the Securities, when the Securities are executed by the Company and authenticated and delivered hereunder, the valid obligations of the Company, and to make this Indenture a valid and binding agreement of the Company, in accordance with their and its terms, have been done. Further, all things necessary to duly authorize the issuance of the Common Stock of the Company issuable upon the conversion of the Securities, and to duly reserve for issuance the number of shares of Common Stock issuable upon such conversion, have been done.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:

ARTICLE I

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

SECTION 1.01.                      Definitions.  For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(i)                                     the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(ii)                                  all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles, and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean United States generally accepted accounting principles as in effect on the date of this Indenture;

(iii)                               the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section, paragraph or other subdivision; and

(iv)                              unless otherwise indicated, references to Articles, Sections, paragraphs or other subdivisions are references to such Articles, Sections, paragraphs or other subdivisions of this Indenture

“144A Global Security” means a permanent Global Security in the form of the Security attached hereto as Exhibit A-1, and that is deposited with and registered in the name of the Depositary, representing Securities sold in reliance on Rule 144A under the Securities Act.

“Acquired Debt” means, with respect to any specified Person, (i) indebtedness of any other Person existing at the time such Person merges with or into or consolidates with such specified Person and (ii) indebtedness secured by a Lien encumbering any property acquired by such specified Person, which indebtedness in each case was not incurred in anticipation of, and was outstanding prior to, such merger, consolidation or acquisition.

“Additional Securities” means, subject to the Issuer’s compliance with the covenants in this Indenture, 7% Senior Convertible Notes due 2015 issued from time to time after the Issue Date under the terms of this Indenture (other than pursuant to Section 2.07, 2.08 or 2.10 of this Indenture).

“Affiliate” of any specified Person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable Procedures” means, with respect to any transfer or transaction involving a Global Security or beneficial interest therein, the rules and procedures of the Depositary for such Security, in each case to the extent applicable to such transaction and as in effect from time to time.

“Board of Directors” means either the board of directors of the Company or any duly authorized committee of such board.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification.

“Business Day” means each day of the year other than a Saturday or a Sunday on which banking institutions are not required or authorized by law, regulation or executive order to close in The City of New York.

“Capital Stock” of any Person means any and all shares, interests, participations or other equivalents (however designated) of corporate stock or other equity participations, including partnership interests, whether general or limited, of such Person and any rights (other than debt securities convertible and exchangeable into an equity interest), warrants or options to acquire an equity interest in such Person.

“Certificated Securities” means Securities that are in the form of the Securities attached hereto as Exhibit A-1.

A “Change in Control” of the Company will be deemed to have occurred at such time after the original issuance of Securities as any of the following events shall occur:

(a)                                  any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successor provisions to either of the foregoing), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, other than any one or more of the Permitted Holders, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act, except that a person will be deemed to have “beneficial ownership” of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 35% or more of the total voting power of the Voting Stock of the Company (other than as a result of any merger, share exchange, transfer of assets or similar transaction solely for the purpose of changing the Company’s jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding shares of the Common Stock solely into shares of common stock of the surviving entity); provided, however, that the Permitted Holders are the “beneficial owners” (as defined in Rule 13d-3 under the Exchange Act, except that a person will be deemed to have “beneficial ownership” of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, in the aggregate of a lesser percentage of the total voting power of the Voting Stock of the Company than such other person or group (for purposes of this clause (a), such person or group shall be deemed to beneficially own any Voting Stock of a corporation (the “specified corporation”) held by any other corporation (the “parent corporation”) so long as such person or group beneficially owns, directly or indirectly, in the aggregate a majority of the total voting power of the Voting Stock of such parent corporation); or

(b)                                 (1) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successor provisions to either of the foregoing), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act, except that a person will be deemed to have “beneficial ownership” of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of a majority of the total voting power of the Voting Stock of the Company (other than as a result of any merger, share exchange, transfer of assets or similar transaction solely for the purpose of changing the jurisdiction of incorporation of the Company and resulting in a reclassification, conversion or exchange of outstanding shares of the Common Stock solely into shares of common stock of the surviving entity) and (2) a Termination of Trading shall have occurred; or

(c)                                  the Company’s consolidation or merger with or into any other Person, any merger of another Person into the Company, or any sale, transfer, assignment, lease, conveyance or other disposition, directly or indirectly, of all or substantially all the assets of the Company and its Subsidiaries, considered as a whole (other than a disposition of such assets as an entirety or virtually as an entirety to a wholly owned Subsidiary or one or more Permitted Holders) shall have occurred, other than (i) any transaction (A) that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of the Company’s Capital Stock and (B) pursuant to which holders of the Company’s Capital Stock immediately prior to the transaction are entitled to exercise, directly or indirectly, 50% or more of the total voting power of all shares of Capital Stock entitled to vote generally in the election of directors of the continuing or surviving person immediately after the transaction; or (ii) any merger, share exchange, transfer of assets or similar transaction solely for the purpose of changing the Company’s jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding shares of the Common Stock solely into shares of common stock of the surviving entity; or

(d)                                 during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election or appointment by such board or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office; or

(e)                                  the shareholders of the Company shall have approved any plan of liquidation or dissolution of the Company.

“Closing Sale Price” of the shares of Common Stock on any date means the closing per share sale price (or, if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such date as reported in composite transactions on the Nasdaq Global Select Market or such principal United States securities exchange on which shares of Common Stock may be traded or, if the shares of Common Stock are not approved for trading on the Nasdaq Global Select Market or listed on a United States national or regional securities exchange, as reported by the Nasdaq system or by the National Quotation Bureau Incorporated.  In the absence of such quotations, the Company shall be entitled to determine the Closing Sale Price on the basis of such quotations as it considers appropriate.  Closing Sale Price shall be determined without reference to extended or after hours trading.

“Common Stock” means the Common Stock, $0.01 par value per share, of the Company as it exists on the date of this Indenture. Subject to the provisions of Section 10.06, shares issuable on conversion of Securities shall include only shares of Common Stock or shares of any class or classes of common stock resulting from any reclassification or reclassifications thereof; provided, however, that if at any time there shall be more than one such resulting class, the shares so issuable on conversion of Securities shall include shares of all such classes, and the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

“common stock” means any stock of any class of Capital Stock which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the issuer.

“Company” means the party named as the “Company” in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture,

and, thereafter, “Company” shall mean such successor. The foregoing sentence shall likewise apply to any subsequent such successor or successors.

“Company Request” or “Company Order” means a written request or order signed in the name of the Company by any two Officers.

“Conversion Price” means $1,000 divided by the applicable Conversion Rate.

“Corporate Trust Office” means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at The Bank of New York Mellon, 101 Barclay Street, Floor 8 West, New York, New York 10286, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal Corporate Trust Office of any successor Trustee (or such other address as a successor Trustee may designate from time to time by notice to the Holders and the Company).

“Default” means any event, act or condition the occurrence of which is, or after notice or the passage of time or both would be, an Event of Default.

“Designated Event” means the occurrence of a Change in Control or a Termination of Trading.

“Exchange Act” means the United States Securities Act of 1934 (or any successor statute), as amended from time to time.

“Exchange Agreement” means the Exchange Agreement, dated as of June 21, 2009, between the Company and Loomis, Sayles & Company, L.P.

“Global Securities” means Securities that are in the form of the Securities attached hereto as Exhibit A and, to the extent that such Securities are required to bear the Legend required by Section 2.07, such Securities will be in the form of a 144A Global Security.

“Holder” or “Securityholder” means a person in whose name a Security is registered on the Registrar’s books.

“Indenture” means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof, including the provisions of the TIA that are deemed to be a part hereof.

“Interest Payment Date” means the date specified in the Securities as the fixed date on which an installment of interest on the Securities is due and payable.

“Interest Rate” means 7% per annum.

“Issue Date” of any Security means the date on which the Security was originally issued or deemed issued as set forth on the face of the Security.

“Lien” means any mortgage or deed of trust, pledge, hypothecation, security interest, lien, charge, encumbrance or other security agreement of any kind or nature whatsoever; provided, however, that Liens shall not include defeasance trusts or funds. For purposes of this definition, the sale, lease, conveyance or other transfer by the Company of, including the grant of indefeasible rights of use or equivalent arrangements with respect to, dark or lit communications fiber capacity or communications conduit shall not constitute a Lien.

“Material Subsidiary” means any Subsidiary with stockholders’ equity which constituted at least 15% of the Company’s consolidated stockholders’ equity, all as determined as of the date of the Company’s most recently prepared financial statements in accordance with GAAP.

“Officer” means the Chairman of the Board of Directors, the President or a Vice President and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the Company.

“Officers’ Certificate” means a certificate signed by an Officer of the Company.

“Opinion of Counsel” means a written opinion of counsel, who may be counsel for the Company or who may be an employee of or other counsel for the Company.

“Outstanding”, when used with respect to the Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

1.                                       Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

2.                                       Securities, or portions thereof, for whose payment or redemption or repayment at the option of the Holder money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities and any coupons appertaining thereto, provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

3.                                       Securities which have been paid pursuant to Section 2.08 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company; and

4.                                       Securities converted into Common Stock or Preferred Stock in accordance with or as contemplated by this Indenture, if the terms of such Securities provide for convertibility pursuant to Section 10.01.

“Permitted Holders” means the members of the Board of Directors of the Company on April 28, 1998, and their respective estates, spouses, ancestors, and lineal descendants, the legal representatives of any of the foregoing and the trustees of any bona fide trusts of which the foregoing are the sole beneficiaries or the grantors, or any person of which the foregoing “beneficially owns” (as defined in Rule 13d-3 under the Exchange Act) at least 66 2/3% of the total voting power of the Voting Stock of such Person.

“Person” means any individual, corporation, company, partnership, joint venture, limited liability company, association, joint stock company, trust, unincorporated organization, government or agency or political subdivision thereof or any other entity.

“principal” of a Security means the principal amount due on the Stated Maturity as set forth on the face of the Security.

“Regular Record Date” means, with respect to the interest payable on any Interest Payment Date, the close of business on the March 1 or September 1 (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date.

“Responsible Officer”, when used with respect to the Trustee, means any officer within the corporate trust department of the Trustee, including any vice president, any assistant vice president (whether or not designated by a number or a word or words added before or after the title “vice president”), any assistant secretary or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such officer’s knowledge and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Restricted Security” means a Security required to bear the restrictive Legend set forth in the form of Security set forth in Exhibits A-1 and A-2 of this Indenture.

“Rule 144” means Rule 144 under the Securities Act (or any successor provision), as it may be amended from time to time.

“Rule 144A” means Rule 144A under the Securities Act (or any successor provision), as it may be amended from time to time.

“SEC” means the Securities and Exchange Commission.

“Securities” has the meaning ascribed to it in the first paragraph under the caption “Recitals of the Company.”

“Securities Act” means the United States Securities Act of 1933 (or any successor statute), as amended from time to time.

“Specified Indebtedness” means (a) the Company’s 6.0% Convertible Subordinated Notes due 2009, 11.5% Senior Notes due 2010, 6.0% Convertible Subordinated Notes due 2010, 2.875% Convertible Senior Notes due 2010, 10.0% Convertible Senior Notes due 2011, 5.25% Convertible Senior Notes due 2011, 3.5% Convertible Senior Notes due 2012,

9% Convertible Senior Discount Notes due 2013, 15% Convertible Senior Notes due 2013 and (b) any indebtedness of the Company for borrowed money that (i) is in the form of, or represented by, bonds, notes, debentures or other securities or any guarantee thereof (other than promissory notes or similar evidences of indebtedness under bank loans, reimbursement agreements, receivables facilities or other bank, insurance or other institutional financing agreements under Section 4(2) of the Securities Act or any guarantee thereof) and (ii) is, or may be, quoted, listed or purchased and sold on any stock exchange, automated securities trading system or over-the-counter or other securities market (including, without prejudice to the generality of the foregoing, the market for securities eligible for resale pursuant to Rule 144A under the Securities Act). For the avoidance of doubt, “Specified Indebtedness” shall not include indebtedness among the Company or its Subsidiaries or among Subsidiaries of the Company.

“Stated Maturity”, when used with respect to any Security, means the date specified in such Security as the fixed date on which the principal of such Security is due and payable.

“Subsidiary” of any Person means (a) a corporation more than 50% of the combined voting power of the outstanding Voting Stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof or (b) any other Person (other than a corporation) in which such Person, or one or more other Subsidiaries of such Person and one or more other Subsidiaries thereof, directly or indirectly, has at least a majority ownership and power to direct the policies, management and affairs thereof.

“Termination of Trading” will be deemed to have occurred if the Common Stock (or other common stock into which the Notes are then convertible) is not listed for trading on a U.S. national securities exchange.

“TIA” means the Trust Indenture Act of 1939 as in effect on the date of this Indenture, provided, however, that in the event the TIA is amended after such date, TIA means, to the extent required by any such amendment, the TIA as so amended.

“Trading Day” means (a) if the applicable security is quoted on the Nasdaq Global Select Market, a day on which trades may be made thereon, (b) if the applicable security is listed or admitted for trading on the New York Stock Exchange or another national securities exchange, a day on which the New York Stock Exchange or such other national securities exchange is open for business or (c) if the applicable security is not so listed, admitted for trading or quoted, any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

“Trustee” means the party named as the “Trustee” in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor. The foregoing sentence shall likewise apply to any subsequent such successor or successors.

“Voting Stock” of any Person means Capital Stock of such Person which ordinarily has voting power for the election of directors (or Persons performing similar functions) of such Person, whether at all times or only for so long as no senior class of securities has such voting power by reason of any contingency.

SECTION 1.02.                                                                 Other Definitions.

Term	Defined in Section

“Act”	1.05(a)
“Additional Shares”	10.01
“Adjustment Event”	10.05(j)
“Agent Members”	2.13(f)(5)
“Bankruptcy Law”	6.01(h)
“Business Combination”	10.06
“Conversion Agent”	2.04
“Conversion Date”	10.02
“Conversion Rate”	10.04
“Current Market Price”	10.05(f)(1)
“Custodian”	6.01(h)
“Defaulted Interest”	2.15
“Depositary”	2.02(a)
“Designated Event Offer”	3.01(a)
“Designated Event Payment”	3.01(a)
“Designated Event Purchase Date”	3.01(b)
“Designated Event Purchase Notice”	3.02(b)
“Determination Date”	10.05(j)
“Distribution”	10.05(d)
“DTC”	2.02(a)
“Effective Date”	10.01
“Event of Default”	6.01
“Expiration Time”	10.05(e)
“Fair Market Value”	10.05(f)(2)
“Legal Holiday”	11.08
“Legend”	2.07(f)
“Notice of Default”	6.01(d)
“Original Securities”	2.01
“Paying Agent”	2.04
“Payment Default”	6.01(e)
“Purchased Shares”	10.05(e)(i)
“QIBs”	2.02(a)
“Record Date”	10.05(f)(3)
“Registrar”	2.04
“Restricted Common Stock Legend”	10.11(a)
“Rule 144A Information”	4.05
“Spinoff Valuation Period”	10.05(d)(i)
“Stock Price”	10.01
“Transfer”	2.13(e)
“Trigger Event”	10.05(d)

SECTION 1.03.                                                                 Incorporation by Reference of Trust Indenture Act.  Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

“Commission” means the SEC.

“indenture Securities” means the Securities.

“indenture Security holder” means a Holder.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the indenture Securities means the Company.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

SECTION 1.04.                                                                 Rules of Construction.  Unless the context otherwise requires:

(i)                                     a term has the meaning assigned to it;

(ii)                                  “or” is not exclusive;

(iii)                               “including” means including, without limitation; and

(iv)                              words in the singular include the plural, and words in the plural include the singular.

SECTION 1.05.                                                                 Acts of Holders.  (a)  Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by their agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 1.05.

(b)                                 The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such officer the execution thereof. Where such execution is by a signer acting in a capacity other than such signer’s individual capacity, such certificate or affidavit shall also constitute sufficient proof of such signer’s authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

(c)                                  The ownership of Securities shall be proved by the register for the Securities or by a certificate of the Registrar.

(d)           Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

(e)           If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a resolution of the Board of Directors, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for purposes of determining whether Holders of the requisite proportion of Outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Securities shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

ARTICLE II

THE SECURITIES

SECTION 2.01.                      Designation Amount And Issue Of Securities.  The Securities shall be designated as “7% Convertible Senior Notes due 2015”.  Subject to Section 2.03, the Trustee shall authenticate Initial Securities for original issue on the Issue Date in the aggregate principal amount of $200,000,000 (the “Original Securities”).

The Issuer shall be entitled, subject to its compliance with the covenants set forth in this Indenture, to issue Additional Securities up to $300,000,000 under this Indenture which shall have identical terms as the Original Securities, other than with respect to the date of issuance and issue price (and such changes as are customary to permit escrow arrangements, if any, in connection with the issuance of such Additional Securities).  The Original Securities and any Additional Securities shall be treated as a single class for all purposes under this Indenture.

With respect to the Additional Securities, the Issuer shall set forth in an Officers’ Certificate, a copy of each which shall be delivered to the Trustee, the following information:

(1)          the aggregate principal amount of such Additional Securities to be authenticated and delivered pursuant to this Indenture; and

(2)          the issue price, the issue date and the CUSIP number of such Additional Securities; provided, however, that no Additional Securities may be issued after the expiration of the “period of thirteen days” described in Treasury Regulation Section 1.1275-1(f)(1)(iii) unless such issuance would be a

“qualified reopening” within the meaning of Treasury Regulation Section 1.1275-2(k)(3).

SECTION 2.02.                      Form and Dating.  The Securities and the Trustee’s certificate of authentication shall be substantially in the form of Exhibits A-1 and A-2, which are incorporated into and made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage (provided that any such notation, legend or endorsement required by usage is in a form acceptable to the Company). The Company shall provide any such notations, legends or endorsements to the Trustee in writing. Each Security shall be dated the date of its authentication.

(a)           144A Global Securities.  Securities offered and sold within the United States to “qualified institutional buyers” as defined in Rule 144A (“QIBs”) in reliance on Rule 144A shall be issued initially in the form of a 144A Global Security, which shall be deposited with the Trustee at its Corporate Trust Office, as custodian for, and registered in the name of, The Depository Trust Company (“DTC”) or its nominee (such depositary, or any successor thereto, and any such nominee being hereinafter referred to as the “Depositary”) duly executed by the Company and authenticated by the Trustee as herein provided. The aggregate principal amount of the 144A Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary as hereinafter provided.

(b)           Global Securities in General.  Except as provided in Section 2.07 or 2.13, owners of beneficial interests in Global Securities will not be entitled to receive physical delivery of Certificated Securities. Each Global Security shall represent such of the Outstanding Securities as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of Outstanding Securities from time to time endorsed thereon and that the aggregate principal amount of Outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and conversions.

Any adjustment of the aggregate principal amount of a Global Security to reflect the amount of any increase or decrease in the principal amount of Outstanding Securities represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 2.13 hereof and shall be made on the records of the Trustee and the Depositary.

(c)           Book-Entry Provisions.  This Section 2.02(c) shall apply only to Global Security deposited with or on behalf of the Depositary.

The Company shall execute and the Trustee shall, in accordance with this Section 2.02(c), authenticate and deliver initially one or more Global Securities that (a) shall be registered in the name of the Depositary, (b) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary’s instructions or held by the Trustee as custodian for such Depositary and (c) shall bear legends substantially to the following effect:

“UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER,

EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO.  OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO.  OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

“TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS TO NOMINEES OF THE DEPOSITORY TRUST COMPANY, OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE TWO OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.”

(d)           Certificated Securities.  Securities not issued as interests in the Global Securities will be issued in certificated form substantially in the form of Exhibit A-2 attached hereto.

SECTION 2.03.                      Execution and Authentication.  One Officer shall sign the Security for the Company by manual or facsimile signature.

Securities bearing the manual or facsimile signatures of individuals who were at the time of the execution of the Securities the proper Officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of authentication of such Securities.

No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized signatory of the Trustee, and such duly executed certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

SECTION 2.04.                      Registrar, Paying Agent and Conversion Agent.  The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (“Registrar”), an office or agency where Securities may be presented for purchase or payment (“Paying Agent”) and an office or agency where Securities may be presented for conversion (“Conversion Agent”). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars, one or more additional paying agents and one or more additional conversion agents. The term Paying Agent includes any additional paying agent, including any named pursuant to Section

4.03. The term Conversion Agent includes any additional conversion agent, including any named pursuant to Section 4.03.

The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent, Conversion Agent or co-registrar (other than the Trustee). The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.08. The Company or any Subsidiary or an Affiliate of either of them may act as Paying Agent, Registrar, Conversion Agent or co-registrar.

The Company initially appoints the Trustee as Registrar, Conversion Agent and Paying Agent in connection with the Securities.

SECTION 2.05.                      Paying Agent to Hold Money and Securities in Trust.  Except as otherwise provided herein, prior to 12:00 p.m., New York time on each due date of payments in respect of any Security, the Company shall deposit with the Paying Agent a sum of money (in immediately available funds if deposited on the due date) sufficient to make such payments when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the making of payments in respect of the Securities and shall notify the Trustee of any default by the Company in making any such payment. At any time during the continuance of any such default, the Paying Agent shall, upon the written request of the Trustee, forthwith pay to the Trustee all money so held in trust. If the Company, a Subsidiary or an Affiliate of either of them acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by it. Upon doing so, the Paying Agent shall have no further liability for the money.

SECTION 2.06.                      Holder Lists.  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall cause to be furnished to the Trustee at least semiannually on each June 1 and December 1 during the term of the Securities a listing of Holders dated within 13 days of the date on which the list is furnished and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

SECTION 2.07.                      Transfer and Exchange.  Subject to Sections 2.02(b), 2.07(b) and 2.13 hereof,

(a)           (i) upon surrender for registration of transfer of any Security, together with a written instrument of transfer satisfactory to the Registrar duly executed by the Holder or such Holder’s attorney duly authorized in writing, at the office or agency of the company designated as Registrar or co-registrar pursuant to Section 2.04, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denomination or denominations, of a like aggregate principal amount. The Company shall not charge a service charge for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges that may be imposed in connection with the transfer or exchange of the Securities from the Holder requesting such transfer or exchange.

(ii)           At the option of the Holder, Securities may be exchanged for other Securities of any authorized denomination or denominations, of a like aggregate principal amount, upon surrender of the Securities to be exchanged, together with a written instrument of transfer satisfactory to the Registrar duly executed by the Holder or such Holder’s attorney duly authorized in writing, at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities that the Holder making the exchange is entitled to receive.

(b)           Notwithstanding any provision to the contrary herein, so long as a Global Security remains Outstanding and is held by or on behalf of the Depositary, transfers of a Global Security, in whole or in part, shall be made only in accordance with Section 2.13 and this Section 2.07(b). Transfers of a Global Security shall be limited to transfers of such Global Security in whole, or in part, to nominees of the Depositary or to a successor of the Depositary or such successor’s nominee.

(c)           Successive registrations and registrations of transfers and exchanges as aforesaid may be made from time to time as desired, and each such registration shall be noted on the register for the Securities.

(d)           Any Registrar appointed pursuant to Section 2.04 hereof shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Securities upon transfer or exchange of Securities.

(e)           No Registrar shall be required to make registrations of transfer or exchange of Securities during any periods designated in the text of the Securities or in this Indenture as periods during which such registration of transfers and exchanges need not be made.

(f)            If Securities are issued upon the transfer, exchange or replacement of Securities subject to restrictions on transfer and bearing the legends set forth on the form of Security attached hereto as Exhibits A-1 and A-2 setting forth such restrictions (collectively, the “Legend”), or if a request is made to remove the Legend on a Security, the Securities so issued shall bear the Legend, or the Legend shall not be removed, as the case may be, unless there is delivered to the Company and the Registrar such satisfactory evidence, which shall include an Opinion of Counsel, as may be reasonably required by the Company and the Registrar, that neither the Legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A or Rule 144 under the Securities Act or that such Securities are not “restricted” within the meaning of Rule 144 under the Securities Act. Upon (i) provision of such satisfactory evidence, or (ii) notification by the Company to the Trustee and Registrar of the sale of such Security pursuant to a registration statement that is effective at the time of such sale, the Trustee, at the written direction of the Company, shall authenticate and deliver a Security that does not bear the Legend.

(g)           Any Security or Common Stock issued upon the conversion or exchange of a Security that is purchased or owned by the Company or any Affiliate thereof may not be resold by the Company or such Affiliate unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction which results in such Securities or Common Stock, as the case may be, no longer being “restricted securities” (as defined under Rule 144).

SECTION 2.08.                      Replacement Securities.  If (a) any mutilated Security is surrendered to the Trustee, or (b) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company and the Trustee such Security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a protected purchaser, the Company shall execute and upon its written request the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount, bearing a number not contemporaneously Outstanding.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, or is about to be purchased by the Company pursuant to Article 3 hereof, the Company in its discretion may, instead of issuing a new Security, pay or purchase such Security, as the case may be.

Upon the issuance of any new Securities under this Section 2.08, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Security issued pursuant to this Section 2.08 in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

The provisions of this Section 2.08 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

SECTION 2.09.                      Outstanding Securities; Determinations of Holders’ Action.  Securities Outstanding at any time are all the Securities authenticated by the Trustee except for those cancelled by it or delivered to it for cancellation, those paid pursuant to Section 2.08 and those described in this Section 2.09 as not Outstanding. A Security does not cease to be Outstanding because the Company or an Affiliate thereof holds the Security; provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given or concurred in any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which a Responsible Officer of the Trustee knows to be so owned shall be so disregarded. Subject to the foregoing, only Securities Outstanding at the time of such determination shall be considered in any such determination (including, without limitation, determinations pursuant to Articles 6 and 9).

If a Security is replaced pursuant to Section 2.08, it ceases to be Outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a protected purchaser.

Unless the Company defaults in making the applicable payment, if the Paying Agent holds, in accordance with this Indenture, on or prior to the Business Day following the Designated Event Purchase Date, or on the Stated Maturity, money or securities, if permitted hereunder, sufficient to pay Securities payable on that date, then immediately after such Designated Event Purchase Date or Stated Maturity, as the case may be, such Securities shall cease to be Outstanding and interest on such Securities shall cease to accrue.

If a Security is converted in accordance with Article 10, then from and after the time of conversion on the Conversion Date, such Security shall cease to be Outstanding and interest shall cease to accrue on such Security.

SECTION 2.10.                      Temporary Securities.  Pending the preparation of definitive Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the Officer executing such Securities may determine, as conclusively evidenced by such Officer’s execution of such Securities.

If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency of the Company designated for such purpose pursuant to Section 2.04, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities the Company shall execute and the Trustee shall authenticate and deliver in exchange thereof a like principal amount of definitive Securities of authorized denominations. Until so exchanged the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

SECTION 2.11.                      Cancellation.  All Securities surrendered for payment, purchase or redemption by the Company pursuant to Article 3, conversion or registration of transfer or exchange shall, if surrendered to any person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee. The Company may not reissue, reoffer or resell new Securities to replace Securities it has paid or delivered to the Trustee for cancellation or that any

Holder has converted pursuant to Article 10. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section 2.11, except as expressly permitted by this Indenture. All cancelled Securities shall be disposed of by the Trustee in accordance with its customary procedures.

SECTION 2.12.                      Persons Deemed Owners.  Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal or redemption price of the Security or the payment of any Designated Event Payment in respect thereof, and interest thereon, for the purpose of conversion and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

SECTION 2.13.                      Global Securities.  (a)  Notwithstanding any other provisions of this Indenture or the Securities, (A) transfers of a Global Security, in whole or in part, shall be made only in accordance with Sections 2.07 and 2.13(a)(i), (B) transfers of a beneficial interest in a Global Security for a Certificated Security shall comply with Sections 2.07 and 2.13(a)(ii) below, and (C) transfers of a Certificated Security shall comply with Section 2.07 and Sections 2.13(a)(iii) and (iv) below.

(i)            Transfer of Global Security.  A Global Security may not be transferred, in whole or in part, to any Person other than the Depositary or a nominee or any successor thereof, and no such transfer to any such other Person may be registered; provided that this clause (i) shall not prohibit any transfer of a Security that is issued in exchange for a Global Security but is not itself a Global Security. No transfer of a Security to any Person shall be effective under this Indenture or the Securities unless and until such Security has been registered in the name of such Person. Nothing in this Section 2.13(a)(i) shall prohibit or render ineffective (A) any transfer of a beneficial interest in a Global Security effected in accordance with the other provisions of this Section 2.13(a); and (B) the transfer and exchange of beneficial interests in a Global Security effected through the Depositary in accordance with this Indenture and the procedures of the Depositary.

(ii)           Restrictions on Transfer of a Beneficial Interest in a Global Security for a Certificated Security.  A beneficial interest in a Global Security may not be exchanged for a Certificated Security except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a transfer of a beneficial interest in a Global Security in accordance with Applicable Procedures for a Certificated Security in the form satisfactory to the Trustee, together with:

(A)          so long as the Securities are Restricted Securities, a certification in the form set forth in Exhibit B;

(B)           written instructions from the Company to the Trustee to make, or direct the Registrar to make, an adjustment on its books and records with respect to such Global Security to reflect a decrease in the aggregate principal amount of the Securities represented by the Global Security, such instructions to contain information regarding the Depositary account to be credited with such decrease; and

(C)           if the Company or Registrar so requests, to the extent contemplated by the Legend, an Opinion of Counsel or other evidence reasonably satisfactory to them as to the compliance with the restrictions set forth in the Legend, then the Trustee shall cause, or direct the Registrar to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Registrar, the aggregate principal amount of Securities represented by the Global Security to be decreased by the aggregate principal amount of the Certificated Security to be issued, shall issue such Certificated Security and shall debit or cause to be debited to the account of the Person specified in such instructions a beneficial interest in the Global Security equal to the principal amount of the Certificated Security so issued.

(iii)          Transfer and Exchange of Certificated Securities.  When Certificated Securities are presented to the Registrar with a request:

(x) to register the transfer of such Certificated Securities; or

(y) to exchange such Certificated Securities for an equal principal amount of Certificated Securities of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Certificated Securities surrendered for transfer or exchange:

(1)          shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

(2)          so long as such Securities are Restricted Securities, such Securities are being transferred or exchanged pursuant to an effective registration statement under the Securities Act or pursuant to clause (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:

(A)          if such Certificated Securities are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or

(B)           if such Certificated Securities are being transferred to the Company, a certification to that effect; or

(C)           if such Certificated Securities are being transferred pursuant to an exemption from registration, (i) a certification to that effect

(in the form set forth in Exhibit B, if applicable) and (ii) if the Company or Registrar so requests, an Opinion of Counsel or other evidence reasonably satisfactory to them as to the compliance with the restrictions set forth in the Legend.

(iv)          Restrictions on Transfer of a Certificated Security for a Beneficial Interest in a Global Security. A Certificated Security may not be exchanged for a beneficial interest in a Global Security except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Certificated Security, duly endorsed or accompanied by appropriate instruments of transfer, in form reasonably satisfactory to the Trustee, together with:

(1)          so long as the Securities are Restricted Securities, certification, in the form set forth in Exhibit B, that such Certificated Security is being transferred to a QIB in accordance

(2)          with Rule 144A; and

(3)          written instructions directing the Trustee to make, or to direct the Registrar to make, an adjustment on its books and records with respect to such Global Security to reflect an increase in the aggregate principal amount of the Securities represented by the Global Security, such instructions to contain information regarding the Depositary account to be credited with such increase, then the Trustee shall cancel such Certificated Security and cause, or direct the Registrar to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Registrar, the aggregate principal amount of Securities represented by the Global Security to be increased by the aggregate principal amount of the Certificated Security to be exchanged, and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Security equal to the principal amount of the Certificated Security so cancelled. If no Global Securities are then Outstanding, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officers’ Certificate, a new Global Security in the appropriate principal amount.

(b)           Subject to the succeeding paragraph, every Security shall be subject to the restrictions on transfer provided in the Legend, including the delivery of an Opinion of Counsel, if so provided. Whenever any Restricted Security is presented or surrendered for registration of transfer or for exchange for a Security registered in a name other than that of the Holder, such Security must be accompanied by a certificate in substantially the form set forth in Exhibit B, dated the date of such surrender and signed by the Holder of such Security, as to compliance with such restrictions on transfer. The Registrar shall not be required to accept for such registration of transfer or exchange any Security not so accompanied by a properly completed certificate and other evidence the Registrar may request as to the compliance with the restrictions set forth in the Legend.

(c)           The restrictions imposed by the Legend upon the transferability of any Security shall cease and terminate when such Security has been sold pursuant to an effective registration statement under the Securities Act, transferred in compliance with Rule 144 or, if earlier, when the restricted Securities can be sold free of restriction by an Affiliate. Any Security as to which such restrictions on transfer shall have expired in accordance with their terms or shall have terminated may, upon a surrender of such Security for exchange to the Registrar in accordance with the provisions of this Section 2.13 (accompanied, in the event that such restrictions on transfer have terminated by reason of a transfer in compliance with Rule 144, by an Opinion of Counsel reasonably acceptable to the Company, addressed to the Company and in form acceptable to the Company, to the effect that the transfer of such Security has been made in compliance with Rule 144 or such successor provision), be exchanged for a new Security, of like tenor and aggregate principal amount, which shall not bear the Legend. The Company shall inform the Trustee of the effective date of any registration statement registering the Securities under the Securities Act. The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among DTC participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof. The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the aforementioned Opinion of Counsel or registration statement.

(d)           In the event that Rule 144 as promulgated under the Securities Act is amended to shorten the holding period, then restrictions on transfer on the Securities and the Common Stock will be deemed to refer to the shortened restriction period. The Company undertakes to inform the Trustee if such change to Rule 144 occurs and the effect (if any) to the restrictions on transfer applicable to the Securities and Common Stock and shall provide additional information (including an Opinion of Counsel and/or an Officers’ Certificate) if so requested by the Trustee.

(e)           As used in this Section 2.13, the term “transfer” encompasses any sale, pledge, transfer, hypothecation or other disposition of any Security.

(f)            The provisions of clauses (1), (2), (3), (4) and (5) below shall apply only to Global Securities:

(1)          Notwithstanding any other provisions of this Indenture or the Securities, except as provided in Section 2.13(a)(i), a Global Security shall not be exchanged in whole or in part for a Security registered in the name of any Person other than the Depositary or one or more nominees thereof; provided that a Global Security may be exchanged for Securities registered in the names of any person designated by the Depositary in the event that (i) the Depositary has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or such Depositary has ceased to be a “clearing agency” registered under the Exchange Act, and a successor Depositary is not appointed by the Company within 90 days or (ii) an Event of Default has occurred and is continuing with respect to the Securities. Any Global Security exchanged pursuant to clause (i) above shall be so exchanged in whole and not in part, and any Global Security exchanged pursuant to clause (ii) above may be exchanged in whole or from time to time in part as directed by the Depositary. Any Security issued in exchange for a Global Security or any portion thereof shall be a Global Security; provided that any such Security so issued that is registered in the name of a Person other than the Depositary or a nominee thereof shall not be a Global Security.

(2)          Securities issued in exchange for a Global Security or any portion thereof shall be issued in definitive, fully registered form, without interest coupons, shall have an aggregate principal amount equal to that of such Global Security or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear the applicable legends provided for herein. Any Global Security to be exchanged in whole shall be surrendered by the Depositary to the Trustee, as Registrar. With regard to any Global Security to be exchanged in part, either such Global Security shall be so surrendered for exchange or, if the Trustee is acting as custodian for the Depositary or its nominee with respect to such Global Security, the principal amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the Security issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof.

(3)          Subject to the provisions of clause (5) below, the registered Holder may grant proxies and otherwise authorize any Person, including Agent Members (as defined below) and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

(4)          In the event of the occurrence of any of the events specified in clause (1) above, the Company will promptly make available to the Trustee a reasonable supply of Certificated Securities in definitive, fully registered form, without interest coupons.

(5)          Neither any members of, or participants in, the Depositary (collectively, the “Agent Members”) nor any other Persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Security registered in the name of the Depositary or any nominee thereof, or under any such Global Security, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a Holder of any Security.

SECTION 2.14.                      CUSIP Numbers.  The Company in issuing the Securities may use “CUSIP” numbers, and if so, the Trustee shall use the CUSIP numbers in notices to Securityholders as a convenience to Securityholders; provided that any such notice may state that no representation is made as to the correctness of such numbers as printed on the Securities and that reliance may be placed only on the other identification numbers printed on the Securities. The Company will promptly notify the Trustee of any change in the CUSIP numbers.

SECTION 2.15.                      Defaulted Interest.  If the Company does not punctually pay or duly provide for the payment of any interest payable on an Interest Payment Date with respect to any Security (herein called “Defaulted Interest”), it shall pay, or shall deposit with the Paying Agent money in immediately available funds sufficient to pay, the Defaulted interest, plus (to the extent lawful) any interest payable on the Defaulted Interest, to the Persons who are Holders on a subsequent special record date. A special record date, as used in this Section 2.15 with respect to the payment of any Defaulted Interest, shall mean the 15th day immediately preceding the date fixed by the Company for the payment of Defaulted Interest, whether or not such day is a Business Day. At least 15 days before the subsequent special record date, the Company shall mail to each Holder and to the Trustee (or cause the Trustee to mail to each Holder) a notice that states the subsequent special record date, the payment date and the amount of Defaulted Interest to be paid.

ARTICLE III

PURCHASE AT OPTION OF HOLDERS UPON A DESIGNATED EVENT

SECTION 3.01.                      Purchase of Securities at Option of the Holders upon a Designated Event.

(a)           Following a Designated Event, the Company shall notify the Holders of Securities in writing of such occurrence and shall make an offer (the “Designated Event Offer”) to repurchase all Securities then Outstanding at a repurchase price in cash (the “Designated Event Payment”) equal to 100% of the principal amount thereof, plus (subject to the following sentence) accrued and unpaid interest to, but excluding, the Designated Event Purchase Date (as defined below).  If such Designated Event Purchase Date is after a Regular Record Date or a special record date but on or prior to the corresponding Interest Payment Date or a defaulted Interest Payment Date, however, then the Company shall pay the interest payable on such date to the Person in whose name the Security is registered at the close of business on the relevant Regular Record Date or special record date.

(b)           Notice of a Designated Event shall be mailed by or at the direction of the Company to the Holders of Securities as specified in Section 3.02.  During the period specified in such notice, Holders of Securities may elect to tender their Securities in whole or in part in integral multiples of $1,000 in exchange for the Designated Event Payment.  Payment shall be made by the Company in respect of Securities properly tendered pursuant to this Section 3.01 on a Business Day specified by the Company (the “Designated Event Purchase Date”) which shall be no earlier than 20 Business Days and no later than 30 Business Days after the date of the notice given pursuant to Section 3.02.

SECTION 3.02.                      Notice of Designated Event; Designated Event Purchase Notice.

(a)           Within 30 days after the occurrence of a Designated Event, the Company, or, at the written request and expense of the Company within 30 days after such occurrence, the Trustee, shall give to all Holders notice of the occurrence of the Designated Event and of the purchase right set forth herein arising as a result thereof. The Company shall also deliver a copy of such notice of a purchase right to the Trustee. The notice shall include a form of Designated Event Purchase Notice to be completed by the Holder and shall state:

(i)            briefly, the events causing a Designated Event and the date of such Designated Event;

(ii)           the date by which the Designated Event Purchase Notice pursuant to this Section 3.02 must be given;

(iii)          the Designated Event Purchase Date;

(iv)          the Designated Event Payment;

(v)           the name and address of the Paying Agent and the Conversion Agent;

(vi)          that Securities as to which a Designated Event Purchase Notice has been given may be converted pursuant to the Indenture only if the Designated Event Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

(vii)         that Securities must be surrendered to the Paying Agent to collect payment;

(viii)        that the Designated Event Payment for any Security as to which a Designated Event Purchase Notice has been duly given and not withdrawn will be paid promptly following the later of the Designated Event Purchase Date and the time of surrender of such Security as described in (7) above;

(ix)           briefly, the procedures the Holder must follow to exercise rights under Section 3.01;

(x)            briefly, the conversion rights of the Securities, including the Conversion Rate and any adjustments thereto, including, if such Designated Event constitutes a Change in Control described in clause (b) or (c) in the definition thereof, whether any Additional Shares (as defined in Section 10.01) will be issued by the Company to Holders of Securities who convert their Securities in connection with such Change in Control;

(xi)           the procedures for withdrawing a Designated Event Purchase Notice;

(xii)          the CUSIP number of the Securities;

(xiii)         that, unless the Company defaults in making the Designated Event Payment, any Security accepted for purchase pursuant to the Designated Event Offer shall cease to accrue interest on the Designated Event Purchase Date and no further interest shall accrue on or after such date; and

(xiv)        that in the case of a Designated Event Purchase Date that occurs after a Regular Record Date or special record date and on or prior to the corresponding Interest Payment Date or Defaulted Interest payment date, the interest due on such date shall be paid to the Holder of such Security at the close of business on the relevant Regular Record Date or special record date.

(b)           A Holder may exercise its rights specified in Section 10.06 hereof upon delivery of a written notice of purchase (a “Designated Event Purchase Notice”) to the Paying Agent prior to the Designated Event Purchase Date, stating:

(i)            the certificate number, if any, of each Security, if any, which the Holder will deliver to be purchased;

(ii)           the portion of the principal amount of the Security which the Holder will deliver to be purchased, which portion must be $1,000 or any whole multiple thereof; and

(iii)          that such Security shall be purchased pursuant to the terms and conditions specified on the reverse side of the Securities and in this Indenture;

provided, however, that if the Securities are not in certificated form, a Holder’s Designated Event Purchase Notice must comply with the applicable Depositary procedures.

The delivery of such Security to the Paying Agent prior to the Designated Event Purchase Date (together with all necessary endorsements) at the offices of the Paying Agent shall be a condition to the receipt by the Holder of the Designated Event Payment therefor; provided, however, that such Designated Event Payment shall be so paid only if the Security so delivered to the Paying Agent shall conform in all respects to the description thereof set forth in the related Designated Event Purchase Notice.

The Company shall purchase from the Holder thereof, pursuant to this Section 3.02, a portion of a Security so delivered for purchase if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Security also apply to the purchase of such portion of such Security.

Any purchase by the Company contemplated pursuant to the provisions of this Section 3.02 shall be consummated by the delivery of the consideration to be received by the

Holder promptly following the later of the Designated Event Purchase Date and the time of delivery of the Security to the Paying Agent in accordance with this Section 3.02.

Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Designated Event Purchase Notice contemplated by this Section 3.02(b) shall have the right to withdraw such Designated Event Purchase Notice at any time prior to the close of business on the Business Day immediately preceding the Designated Event Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.03.

The Paying Agent shall promptly notify the Company of the receipt by it of any Designated Event Purchase Notice or written withdrawal thereof.

SECTION 3.03.                      Effect of Designated Event Purchase Notice.  Upon receipt by the Paying Agent of the Designated Event Purchase Notice specified in Section 3.02, the Holder of the Security in respect of which such Designated Event Purchase Notice was given shall (unless such Designated Event Purchase Notice is withdrawn as specified in the following two paragraphs) thereafter be entitled to receive solely the Designated Event Payment with respect to such Security.  Such payment shall be paid to such Holder, subject to receipt of consideration for the Securities by the Paying Agent, promptly following the later of (x) the Designated Event Purchase Date with respect to such Security (provided the conditions in Section 3.02, as the case may be, have been satisfied) and (y) the time of delivery of such Security to the Paying Agent by the Holder thereof in the manner required by Section 3.02, as the case may be.  Securities in respect of which a Designated Event Purchase Notice has been given by the Holder thereof may not be converted on or after the date of the delivery of such Designated Event Purchase Notice unless such Designated Event Purchase Notice has first been validly withdrawn as specified in the following two paragraphs.

A Designated Event Purchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Designated Event Purchase Notice at any time prior to the close of business on the Business Day immediately preceding the Designated Event Purchase Date specifying:

(i)            the certificate number, if any, of each Security in respect of which such notice of withdrawal is being submitted;

(ii)           the principal amount of the Security with respect to which such notice of withdrawal is being submitted; and

(iii)          the principal amount, if any, of each such Security which remains subject to the original Designated Event Purchase Notice and which has been or will be delivered for purchase by the Company;

provided, however, that if the Securities are not in certificated form, a Holder’s notice of withdrawal must comply with the applicable Depositary procedures.

There shall be no purchase of any Securities pursuant to Section 3.01 if there has occurred (prior to, on or after, as the case may be, the giving by the Holders of such Securities of the required Designated Event Purchase Notice) and is continuing an Event of Default (other than a default in the payment of the Designated Event Payment with respect to such Securities).  The Paying Agent will promptly return to the respective Holders thereof any Securities (x) with respect to which a Designated Event Purchase Notice has been withdrawn in compliance with this Indenture, or (y) held by it during the continuance of an Event of Default (other than a default in the payment of the Designated Event Payment with respect to such Securities) in which case, upon such return, the Designated Event Purchase Notice with respect thereto shall be deemed to have been withdrawn.

SECTION 3.04.                      Deposit of Designated Event Payment.  Prior to 12:00 p.m. (New York City time) on the Designated Event Purchase Date, the Company shall deposit with the Trustee or with the Paying Agent an amount of cash (in immediately available funds if deposited on such Business Day) sufficient to pay the aggregate Designated Event Payment of all the Securities or portions thereof which are to be purchased as of the Designated Event Purchase Date.

If the Trustee or other Paying Agent appointed by the Company holds cash sufficient to pay the aggregate Designated Event Payment of all the Securities or portions thereof that are to be purchased as of the Designated Event Purchase Date, on or after the Designated Event Purchase Date (i) such Securities will cease to be Outstanding, (ii) interest on such Securities will cease to accrue and (iii) all other rights of the Holders of such Securities will terminate, whether or not book-entry transfer of the Securities has been made or the Securities have been delivered to the Trustee or Paying Agent, other than the right to receive the Designated Event Payment upon delivery of the Securities.

SECTION 3.05.                      Securities Purchased in Part.  Any Security which is to be purchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered which is not purchased.

SECTION 3.06.                      Covenant to Comply with Securities Laws upon Purchase of Securities.  In connection with any offer to purchase or purchase of Securities under Section 3.01 hereof (provided that such offer or purchase constitutes an “issuer tender offer” for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or purchase), the Company shall (i) comply with Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act which may then be applicable, (ii) file the related Schedule TO (or any successor schedule, form or report) or any other schedule required under the Exchange Act, and (iii) otherwise comply with all applicable federal and state securities laws so as to permit the rights and obligations under Section 3.01 to be exercised in the time and in the manner specified in Section 3.01 and 3.02.

SECTION 3.07.                      Repayment to the Company.  The Trustee and the Paying Agent shall return to the Company any cash or other consideration that remains unclaimed as provided in the Securities, together with interest, if any, thereon, held by them for the payment of the Designated Event Payment; provided, however, that to the extent that the aggregate amount of cash deposited by the Company pursuant to Section 3.04 exceeds the aggregate Designated Event Payment of the Securities or portions thereof which the Company is obligated to purchase as of the Designated Event Purchase Date then promptly after the Business Day following the Designated Event Purchase Date the Trustee shall return any such excess to the Company together with interest, if any, thereon.

ARTICLE IV

COVENANTS

SECTION 4.01.                      Payment of Principal, Premium, Interest on the Securities.  The Company will duly and punctually pay the principal of and interest at the Interest Rate in respect of the Securities in accordance with the terms of the Securities and this Indenture. The Company will deposit or cause to be deposited with the Trustee as directed by the Trustee, no later than 12:00 p.m., New York time on the day of the Stated Maturity of any Security or on any Interest Payment Date, all payments so due on such date. Principal amount at Stated Maturity, and cash interest shall be considered paid on the applicable date due if at 12:00 p.m., New York time on such date the Trustee or the Paying Agent holds, in accordance with this Indenture, money or securities, if permitted hereunder, sufficient to pay all such amounts then due.

SECTION 4.02.                      Compliance Certificate.  The Company shall deliver to the Trustee within 90 days after the end of each fiscal year of the Company (beginning with the fiscal year ending on December 31, 2009) an Officers’ Certificate, stating whether or not to the best knowledge of the signers thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

SECTION 4.03.                      Maintenance of Office or Agency.  The Company will maintain in The Borough of Manhattan, the City of New York, an office or agency of the Trustee, Registrar, Paying Agent and Conversion Agent where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer, exchange, purchase or conversion and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The New York branch office of the Corporate Trust Office of the Trustee, shall initially be such office or agency for all of the aforesaid purposes. The Corporate Trust Office of the Trustee shall provide appropriate contact information therefor upon request. The Company shall give prompt written notice to the Trustee of the location, and of any change in the location, of any such office or agency (other than a change in the location of the office of the Trustee). If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 11.02.

The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York, for such purposes.

SECTION 4.04.                      Limitation on Liens.

(a)           The Company will not, directly or indirectly, incur or suffer to exist any Lien (other than existing Liens) securing Specified Indebtedness of any nature whatsoever on any of its properties or assets, whether owned at the Issue Date of the Securities or thereafter acquired, without making effective provision for securing the Securities equally and ratably with (or, if the obligation to be secured by the Lien is subordinated in right of payment to the Securities, prior to) the obligations so secured for so long as such obligations are so secured.  The Lien, if granted, to secure the Securities may also secure obligations in addition to Specified Indebtedness.  Any Lien created to secure the Securities pursuant to this Section 4.04 may provide by its terms that such Lien will be automatically and unconditionally released and discharged upon the full and unconditional release and discharge of the Lien securing the Specified Indebtedness and that the Holders of some or all of such Specified Indebtedness may exclusively control the disposition of property subject to such Lien.

(b)           The foregoing restrictions in this Section 4.04 shall not apply to (a) Liens to secure Acquired Debt; provided, however, that (i) such Lien attaches to the acquired property prior to the time of the acquisition of such property and (ii) such Lien does not extend to or cover any other property; and (b) Liens to secure indebtedness incurred to refinance, in whole or in part, debt secured by any Lien referred to in the foregoing clause (a) or this clause (b) so long as such Lien does not extend to any other property (other than improvements and accessions to the original property) and the principal amount of indebtedness so secured is not increased.

SECTION 4.05.                      Delivery of Certain Information.  At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, upon the request of a Holder or any beneficial holder of Securities or shares of Common Stock issued upon conversion thereof, the Company will promptly furnish or cause to be furnished Rule 144A Information (as defined below) to such Holder or any beneficial holder of Securities or holder of shares of Common Stock issued upon conversion of Securities, or to a prospective purchaser of any such security designated by any such Holder, as the case may be, to the extent required to permit compliance by such Holder or Holder with Rule 144A in connection with the resale of any such security. “Rule 144A Information” shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act.

ARTICLE V

CONSOLIDATION, MERGER, SALE, LEASE OR CONVEYANCE

SECTION 5.01.                      When the Company May Merge, Etc.  The Company may not, in a single transaction or series of related transactions, consolidate or merge with or into or effect a share exchange with (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets as an entirety or substantially as an entirety to, any Person unless:

(a)           either

(i)            the Company shall be the surviving or continuing corporation, or

(ii)           the Person formed by or surviving any such consolidation, merger or share exchange (if other than the Company) or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company substantially as an entirety:

(1)          shall be a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia; and

(2)          shall expressly assume, by supplemental indenture in form reasonably satisfactory to the Trustee, executed and delivered to the Trustee, the due and punctual payment of the principal of, premium, if any, and interest on all of the Securities and the performance of every covenant of the Securities and this Indenture on the part of the Company to be performed or observed, including, without limitation, modifications to rights of Holders to cause the repurchase of Securities upon a Designated Event in accordance with Section 3.01 and conversion rights in accordance with Section 10.06 to the extent required by such Sections;

(b)           immediately after giving effect to such transaction no Default and no Event of Default shall have occurred and be continuing; and

(c)           the Company or such successor Person shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel each stating that such consolidation, merger, share exchange, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this provision of this Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied.

For purposes of this Section 5.01, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Subsidiaries of the Company, the Capital Stock of which individually or in the aggregate constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

SECTION 5.02.                      Successor Corporation Substituted.  Upon any such consolidation, merger, share exchange, sale, assignment, conveyance, lease, transfer or other disposition in accordance with Section 5.01, the successor Person formed by such consolidation or share exchange or into which the Company is merged or to which such sale, assignment, conveyance, lease, transfer or other disposition is made will succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor had been named as the Company herein, and thereafter (except in the case of a lease) the predecessor corporation will be relieved of all further obligations and covenants under this Indenture and the Securities.

SECTION 5.03.                      Purchase Option on a Designated Event.  This Article Five does not affect the obligations of the Company (including without limitation any successor to the Company) under Section 3.01.

ARTICLE VI

EVENTS OF DEFAULT

SECTION 6.01.                      Events of Default.  An “Event of Default” with respect to any Securities occurs if:

(a)           the Company defaults in the payment of principal of, or premium, if any, on the Securities when due at maturity, upon repurchase, upon acceleration or otherwise; or

(b)           the Company defaults in the payment of any installment of interest on the Securities when due (including any interest payable in connection with a repurchase pursuant to Section 3.01) and continuance of such default for 30 days or more; or

(c)           (i) the Company defaults in the payment of the Designated Event Payment in respect of the Securities on the date therefor; or (ii) the Company fails to provide timely notice of any Designated Event in accordance with Sections 3.01 and 10.02; or

(d)           the Company defaults (other than a default set forth in clause (a), (b) or (c) above) in the performance of, or breaches, any other covenant or warranty of the Company set forth in this Indenture or the Securities and fails to remedy such default or breach within a period of 60 days after the receipt of written notice (specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder) from the Trustee or the Holders of at least 25% in aggregate principal amount of the then Outstanding Securities; or

(e)           a default under any credit agreement, mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company or any Material Subsidiary (or the payment of which is guaranteed or secured by the Company or any of its Material Subsidiaries), whether such indebtedness or guarantee exists on the date of this Indenture or is created thereafter, which default (i) is caused by a failure to pay when due any principal of such indebtedness within the grace period provided for in such indebtedness, which failure continues beyond any applicable grace period (a “Payment Default”), or (ii) results in the acceleration of such indebtedness prior to its express maturity (without such acceleration being rescinded or annulled) and, in each case, the principal amount of such indebtedness, together with the principal amount of any other such indebtedness under which there is a Payment Default or the maturity of which has been so accelerated, aggregates $25,000,000 or its foreign currency equivalent or more and such Payment Default is not cured or such acceleration is not annulled within 10 days after receipt of written notice (specifying such default and requiring the Company to cause such Payment Default to be cured or cause such acceleration to be rescinded or annulled and stating that such notice is a “Notice of Default” hereunder) by the Company from the Trustee or by the Company and the Trustee from any Holder of Securities; or

(f)                                    failure to pay a final, nonappealable judgment or final, nonappealable judgments (other than any judgment as to which a reputable insurance company has accepted full liability) for the payment of money entered by a court or courts of competent jurisdiction against the Company or any Material Subsidiaries of the Company, which judgments remain unstayed, unbonded or undischarged for a period of 60 days, provided that the aggregate amount of all such judgments exceeds $25,000,000 or its foreign currency equivalent; or

(g)                                 the Company or any Material Subsidiary, pursuant to or within the meaning of any Bankruptcy Law:

(i)                                     commences a voluntary case,

(ii)                                  consents to the entry of an order for relief against it in an involuntary case,

(iii)                               consents to the appointment of a Custodian of it or for all or substantially all of its property,

(iv)                              makes a general assignment for the benefit of its creditors, or

(v)                                 makes the admission in writing that it generally is unable to pay its debts as the same become due; or

(h)                                 a court of competent jurisdiction enters a judgment, order or decree under any Bankruptcy Law that:

(i)                                     is for relief against the Company or any Material Subsidiary in an involuntary case, and the order or decree remains unstayed and in effect for 90 days,

(ii)                                  appoints a Custodian of the Company or any Material Subsidiary, and the order or decree remains unstayed and in effect for 90 days, or

(iii)                               orders the liquidation of the Company or any Material Subsidiary, and the order or decree remains unstayed and in effect for 90 days.

The term “Bankruptcy Law” means Title 11, U.S.  Code or any similar Federal or state law for the relief of debtors.  The term “Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law; or

(i)                                     The Company defaults with respect to its obligation to deliver when due all shares of Common Stock deliverable upon conversion of the Securities, which default continues for 5 Business Days.

SECTION 6.02.                                                                 Acceleration.  If an Event of Default (other than an Event of Default with respect to the Company specified in clauses (g) and (h) of Section 6.01) occurs and is continuing, then and in every such case the Trustee, by written notice to the Company, or the Holders of at least 25% in aggregate principal amount of the then Outstanding Securities, by written notice to the Company and the Trustee, may declare the unpaid principal of, premium, if any, and accrued and unpaid interest on all the Securities to be due and payable.  Upon such declaration, such principal amount, premium, if any, and accrued and unpaid interest shall become immediately due and payable, notwithstanding anything contained in this Indenture or the Securities to the contrary.  If any Event of Default with respect to the Company specified in clause (g) or (h) of Section 6.01 occurs, all unpaid principal of, and premium, if any, and accrued and unpaid interest on the Securities then Outstanding shall become automatically due and payable, without any declaration or other act on the part of the Trustee or any Holder of Securities.

The Holders of a majority in aggregate principal amount of the then Outstanding Securities by notice to the Trustee may rescind an acceleration of the Securities and its consequences if all existing Events of Default (other than nonpayment of principal of, premium, if any, and interest on the Securities which has become due solely by virtue of such acceleration) have been cured or waived and if the rescission would not conflict with any judgment or decree of any court of competent jurisdiction.  No such rescission shall affect any subsequent Default or Event of Default or impair any right consequent thereto.

SECTION 6.03.                                                                 Other Remedies.  If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.  The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Holder of a Security in exercising any right or remedy occurring upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  All remedies are cumulative to the extent permitted by law.

SECTION 6.04.                                                                 Waiver of Past Defaults.  The Holders of a majority in aggregate principal amount of the Securities then Outstanding may, on behalf of the Holders of all the Securities, waive an existing Default or Event of Default and its consequences, except a Default or Event of Default in the payment of the principal of, and premium, if any, or interest on the Securities (other than the non-payment of principal of, and premium, if any, and interest on the Securities which has become due solely by virtue of an acceleration which has been duly rescinded as provided above), or in respect of a covenant or provision of this Indenture which cannot be modified or amended without the consent of all Holders of Securities.  When a Default or Event of Default is waived, it is cured and stops continuing.  No waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

SECTION 6.05.                                                                 Control by Majority.  The Holders of a majority in aggregate principal amount of the then Outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it.  However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Securities or that may involve the Trustee in personal liability;

provided, however, that the Trustee shall have no duty or obligation (subject to Section 7.05) to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders; provided further, however that the Trustee may take any other action the Trustee deems proper that is not inconsistent with such directions.

SECTION 6.06.                                                                 Limitation on Suits.  A Holder of a Security may not pursue any remedy with respect to this Indenture or the Securities unless:

(a)                                  the Holder gives to the Trustee notice of a continuing Event of Default;

(b)                                 the Holders of at least 25% in aggregate principal amount of the then Outstanding Securities make a written request to the Trustee to pursue the remedy;

(c)                                  such Holder or Holders offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

(d)                                 the Trustee does not comply with the request within 30 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

(e)                                  during such 30-day period the Holders of a majority in aggregate principal amount of the then Outstanding Securities do not give the Trustee a direction inconsistent with the request.

A Holder of a Security may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

SECTION 6.07.                                                                 Rights of Holders To Receive Payment.  Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of principal, premium, if any, and interest on the Security, on or after the respective due dates expressed in the Security, or to bring suit for the enforcement of any such payment on or after such respective dates, or to bring suit for the enforcement of the right to convert the Security shall not be impaired or affected without the consent of the Holder of a Security.

SECTION 6.08.                                                                 Collection Suit by Trustee.  If an Event of Default specified in Section 6.01(a), (b) or (c)(i) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal, premium, if any, and interest remaining unpaid on the Securities and interest on overdue principal, premium, if any, and interest and such further amount as shall be sufficient to cover the costs and, to the extent lawful, expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09.                                                                 Trustee May File Proofs of Claim.  The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders of Securities allowed in any judicial proceedings relative to the Company, its creditors or its property.  Nothing contained herein shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder of a Security any plan of reorganization, arrangement, adjustment or composition affecting the

Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10.                                                                 Priorities.  Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST:  To the payment of all amounts due the Trustee and any predecessor Trustee under Section 7.08;

SECOND:  To the payment of the amounts then due and unpaid upon the Securities for principal (and premium, if any) and interest, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the aggregate amounts due and payable on such Securities for principal (and premium, if any) and interest, respectively; and

THIRD:  To the payment of the remainder, if any, to the Company.

SECTION 6.11.                                                                 Undertaking for Costs.  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit, other than the Trustee, of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 25% in principal amount of the then Outstanding Securities.

SECTION 6.12.                                                                 Restoration of Rights and Remedies.  If the Trustee or any Holder of a Security has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, the Trustee and the Holders of Securities shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

SECTION 6.13.                                                                 Rights and Remedies Cumulative.  Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders of Securities is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 6.14.                                                                 Waiver of Stay, Extension or Usury Laws.  The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 6.15.                                                                 Notice of Default or Event of Default.  The Company shall deliver to the Trustee, as soon as reasonably practicable and in any event within 30 days after an executive Officer of the Company becomes aware of the occurrence of any Event of Default or any event which, with notice or the lapse of time or both, would constitute an Event of Default, an Officers’ Certificate setting forth the details of such Event of Default or Default and the action which the Company proposes to take with respect thereto.

ARTICLE VII

TRUSTEE

SECTION 7.01.                                                                 Duties of Trustee.

(a)                                  If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)                                 Except during the continuance of an Event of Default:

(i)                                     the Trustee need perform only those duties that are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)                                  in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture, but in case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture, but need not confirm or investigate the accuracy of mathematical calculations or other facts stated.

This Section 7.01(b) shall be in lieu of Section 315(a) of the TIA and such Section 315(a) is hereby expressly excluded from this Indenture, as permitted by the TIA.

(c)                                  The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i)                                     this paragraph (c) does not limit the effect of paragraph (b) of this Section 7.01;

(ii)                                  the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii)                               the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(iv)                              Section 7.01(c)(i), (ii) and (iii) shall be in lieu of Sections 315(d)(1), 315(d)(2) and 315(d)(3) of the TIA and such Sections 315(d)(1), 315(d)(2) and 315(d)(3) are hereby expressly excluded from this Indenture, as permitted by the TIA.

(d)                                 The Trustee may refuse to perform any duty or exercise any right or power or expend or risk its own funds or otherwise incur any financial liability unless it receives indemnity satisfactory to it against any loss, liability or expense.

SECTION 7.02.                                                                 Rights of Trustee.  Subject to its duties and responsibilities under the TIA,

(a)                                  the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)                                 whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may obtain and, in the absence of bad faith or negligence on its part, conclusively rely upon an Officers’ Certificate;

(c)                                  the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, custodians or nominees and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent, attorney, custodian or nominee appointed with due care by it hereunder;

(d)                                 the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith which it reasonably believes to be authorized or within its rights or powers conferred under this Indenture;

(e)                                  the Trustee may consult with counsel selected by it and any advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion of such counsel;

(f)                                    the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders, pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby;

(g)                                 any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Order and any resolution of the Board of Directors shall be sufficiently evidenced by a Board Resolution;

(h)                                 the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, during normal business hours, to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

(i)                                     the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture;

(j)                                     the rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder;

(k)                                  the Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of Officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded; and

(l)                                     In no event shall the Trustee be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but no limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

SECTION 7.03.                                                                 Individual Rights of Trustee.  The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, Conversion Agent or co-registrar may do the same with like rights. However, the Trustee must comply with Sections 7.11 and 7.12.

SECTION 7.04.                                                                 Trustee’s Disclaimer.  The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, shall not be accountable for the Company’s use or application of the proceeds from the Securities, and shall not be responsible for any statement in any registration statement for the Securities under the Securities Act or in any offering document for the Securities, the Indenture or the Securities (other than its certificate of authentication), or the determination as to which beneficial owners are entitled to receive any notices hereunder.

SECTION 7.05.                                                                 Notice of Defaults.  If a Default occurs and if it is known to the Trustee, the Trustee shall give to each Securityholder notice of all current Defaults known to it within 90 days after any such Default occurs or, if later, within 15 days after it is known to the Trustee, unless such Default shall have been cured or waived before the giving of such notice. Notwithstanding the preceding sentence, except in the case of a Default described in Sections 6.01(a) and 6.01(b), the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Holders. The second sentence of this Section 7.05 shall be in lieu of the proviso to Section 315(b) of the TIA and such proviso is hereby expressly excluded from this Indenture, as permitted by the TIA.

SECTION 7.06.                                                                 Reports by Trustee to Holders.  Reports by Trustee to Holders. Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, the Trustee shall mail to each Securityholder a brief report dated as of such May 15 that complies with TIA Section 313(a), if required by such Section 313(a). The Trustee also shall comply with TIA Section 313(b).

A copy of each report at the time of its mailing to Holders shall be filed with the SEC and each securities exchange, if any, on which the Securities are listed. The Company agrees to notify the Trustee promptly whenever the Securities become listed on any securities exchange and of any delisting thereof.

SECTION 7.07.                                                                 Reports by Company.

(a)                                  For so long as the indentures governing any of the Company’s outstanding 6.0% Convertible Subordinated Notes due 2009, 11.5% Senior Notes due 2010, 6.0% Convertible Subordinated Notes due 2010, 2.875% Convertible Senior Notes due 2010, 10.0% Convertible Senior Notes due 2011, 5.25% Convertible Senior Notes due 2011, 3.5% Convertible Senior Notes due 2012, 9% Convertible Senior Discount Notes due 2013 or 15% Convertible Senior Notes due 2015 contain a provision with respect to the Company’s obligation to file with the Trustee certain information, documents and reports that are substantially identical to the requirements set forth below in this Section 7.07(a), the Company will:

(b)                                 file with the Trustee, within 15 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Company is not required to file information, documents or reports pursuant to either of such Sections of the Exchange Act, then it will file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

(c)                                  file with the Trustee and the Commission, in accordance with the rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

(d)                                 transmit by mail to the Holders of Securities, within 30 days after the filing thereof with the Trustee, in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act, such summaries of any information, documents and reports required to be filed by the Company pursuant to paragraphs (1) and (2) of this Section as may be required by rules and regulations prescribed from time to time by the Commission.

(e)                                  From and after the date on which Section 7.07(a) is no longer applicable to the Company with respect to the Securities, the Company shall file with the Trustee and the Commission such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to the Trust Indenture Act; provided that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act shall be filed with the Trustee within 15 days after the same is actually filed with the Commission.  Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

SECTION 7.08.                                                                 Compensation and Indemnity.  The Company agrees:

(a)                                  to pay to the Trustee from time to time, and the Trustee shall be entitled to, such compensation as the Company and the Trustee shall from time to time agree in writing for all services rendered by it hereunder (which compensation shall not be limited (to the extent permitted by law) by any provision of law in regard to the compensation of a trustee of an express trust);

(b)                                 to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture or any documents executed in connection herewith (including the compensation and the expenses, advances and disbursements of its agents and counsel), except any such expense, disbursement or advance as shall be determined to have been caused by its own negligence or willful misconduct; and

(c)                                  to indemnify each of the Trustee and any predecessor Trustee and their agents, officers, directors and employees for, and to hold them harmless against, any and all loss, damage, claim, liability, cost or expense (including attorneys’ fees and expenses and taxes (other than taxes based upon, measured by or determined by the income of the Trustee)) incurred without negligence or willful misconduct on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim (whether asserted by the Company or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder.

To secure the Company’s payment obligations in this Section 7.08, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay the principal amount, Designated Event Payment or interest, if any, due on overdue amounts, as the case may be, in respect of any particular Securities.

The Company’s payment obligations pursuant to this Section 7.08 shall survive the discharge of this Indenture or the earlier termination or resignation of the Trustee. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(h) or Section 6.01(i), the expenses, including the reasonable charges and expenses of its counsel, are intended to constitute expenses of administration under any Bankruptcy Law.

SECTION 7.09.                                                                 Replacement of Trustee.  The Trustee may resign by so notifying the Company; provided, however, that no such resignation shall be effective until a successor Trustee has accepted its appointment pursuant to this Section 7.09. The Holders of a majority in aggregate principal amount of the Securities at the time Outstanding may remove the Trustee by so notifying the Trustee and the Company. The Company shall remove the Trustee if:

(a)                                  the Trustee fails to comply with Section 7.11;

(b)                                 the Trustee is adjudged bankrupt or insolvent;

(c)                                  a receiver or public officer takes charge of the Trustee or its property; or

(d)                                 the Trustee otherwise becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint, by resolution of its Board of Directors, a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company satisfactory in form and substance to the retiring Trustee and the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.08.

If a successor Trustee does not take office within 30 days after the retiring Trustee gives its notice of resignation or is removed, the retiring Trustee, the Company or the Holders of a majority in aggregate principal amount at maturity of the Securities at the time Outstanding may petition any court of competent jurisdiction at the expense of the Company for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.11, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

SECTION 7.10.                                                                 Successor Trustee by Merger.  If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets (including the administration of the trust created by this Indenture) to, another corporation, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

SECTION 7.11.                                                                 Eligibility; Disqualification.  The Trustee shall at all times satisfy the requirements of TIA Section 310(a)(1). The Trustee (or its parent holding company) shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. Nothing herein contained shall prevent the Trustee from filing with the SEC the application referred to in the penultimate paragraph of TIA Section 310(b). The Trustee shall comply with TIA Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are Outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

SECTION 7.12.                                                                 Preferential Collection of Claims Against Company.  The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

SECTION 7.13.                                                                 Money Held in Trust.  Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee (acting in any capacity hereunder) shall be under no liability for interest on any money received by it hereunder unless otherwise agreed in writing with the Company.

ARTICLE VIII

DISCHARGE OF INDENTURE

SECTION 8.01.                                                                 Discharge of Liability on Securities.  When all Outstanding Securities will become due and payable within one year of their Stated Maturity and the

Company has deposited with the Trustee cash sufficient to pay and discharge all Outstanding Securities on the date of their Stated Maturity, then the Company may discharge its obligations under this Indenture while Securities remain Outstanding; provided that provisions of Section 2.04, Section 2.05, Section 2.07, Section 2.08, Section 2.09, Section 2.13, Section 4.01, Section 4.03, Section 7.08, Article 10 and this Article 8 shall survive until the Securities have been paid in full. The Trustee shall join in the execution of a document prepared by the Company acknowledging satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers’ Certificate and Opinion of Counsel and at the cost and expense of the Company. For the avoidance of doubt, Sections 3.01 through 3.04 shall cease to apply and shall be of no further force and effect from and after such deposit.

SECTION 8.02.                                                                 Repayment of the Company.  The Trustee and the Paying Agent shall promptly return to the Company upon written request (i) any excess money held by them at any time and (ii) any money or securities held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, subject to applicable unclaimed property law. After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person and the Trustee and the Paying Agent shall have no further liability to the Holders with respect to such money or securities for that period commencing after the return thereof.

SECTION 8.03.                                                                 Deposited Monies to Be Held in Trust by Trustee.  Subject to Section 8.02, all monies deposited with the Trustee pursuant to Section 8.01 shall be held in trust for the sole benefit of the Holders and such monies shall be applied by the Trustee to the payment, either directly or through any Paying Agent (including the Company if acting as its own Paying Agent), to the Holders for the payment of which such monies have been deposited with the Trustee, of all sums due and to become due thereon for principal and interest.

SECTION 8.04.                                                                 Reinstatement.  If the Trustee or the Paying Agent is unable to apply any money in accordance with Sections 8.01 and 8.03 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.01 until such time as the Trustee or the Paying Agent is permitted to apply all such money in accordance with Sections 8.01 and 8.03; provided, however, that if the Company makes any payment of interest on or principal of any Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE IX

AMENDMENTS

SECTION 9.01.                                                                 Without Consent of Holders.  Without the consent of any Holders of Securities, the Company, when authorized by or pursuant to a Board Resolution, and the Trustee, at any time and from time to time, may amend this Indenture or the Securities without the consent of any Holder for any of the following purposes:

(1)                             to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Securities contained; or

(2)                             to add to the covenants of the Company for the benefit of the Holders of the Securities or to surrender any right or power herein conferred upon the Company; or

(3)                             to add any additional Events of Default for the benefit of the Holders of the Securities; provided, however, that in respect of any such additional Events of Default such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such default or may limit the remedies available to the Trustee upon such default or may limit the right of the Holders of a majority in aggregate principal amount of the Securities to which such additional Events of Default apply to waive such default; or

(4)                             to change or eliminate any restrictions on the payment of principal of or any premium or interest on the Securities, to permit the Securities to be issued in exchange for other Securities of other authorized denominations or to permit or facilitate the issuance of Securities in uncertificated form, provided that any such action shall not adversely affect the interests of the Holders of Securities in any material respect; or

(5)                             to secure the Securities; or

(6)                             to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee; or

(7)                             to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture which shall not be inconsistent with the provisions of this Indenture, provided such provisions shall not adversely affect the interests of the Holders of the Securities in any material respect; or

(8)                             to provide for conversion rights or repurchase rights of Holders of Securities in the event of consolidation, merger, share exchange or sale of all or substantially all of the assets of the Company as required to comply with Section 5.01 or 10.06; or

(9)                             to reduce the Conversion Price; or

(10)                       to add guarantees with respect to the Securities; or

(11)                       to comply with the requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA.

SECTION 9.02.                                                                 With Consent of Holders.  With the written consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding or by the adoption of a resolution at a meeting of Holders at which a quorum is present by at least a majority in aggregate principal amount of the Securities represented at the meeting, the Company may modify and amend this Indenture or the Securities and waive noncompliance by the Company. However, without the consent of each Holder affected, a modification, amendment or waiver to this Indenture or the Securities may not:

(1)                             change the Stated Maturity of the principal of (or premium, if any, on) or any installment of principal of or interest on, including Defaulted Interest, any Security; or reduce the principal amount thereof or the rate or amount of interest thereon, or any premium payable upon the redemption thereof or alter the provisions of this Indenture with respect to the purchase of the Securities at the option of the Holders upon a Designated Event in a manner adverse to the Holders thereof, or adversely affect any right of repayment at the option of the Holder of any Security, or adversely affect any right of repayment at the option of the Holder of any Security, or impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity thereof (or, in the case of purchase at the option of the Holder, on or after the Designated Event Purchase Date), or

(2)                             reduce the percentage in principal amount of the Securities, or

(3)                             modify any of the provisions of this Section, Section 6.04, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of the Securities, or

(4)                             impair the right to institute suit for the enforcement of any payment on or with respect to any Security; or

(5)                             waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Securities (except a rescission of acceleration of the Securities by the Holders of at least a majority in aggregate principal amount of the Securities then Outstanding and a waiver of the payment default that resulted from such acceleration) or of a Designated Event Payment; or

(6)                             make any change in the provisions of this Indenture relating to waivers of past Defaults or Events of Default or the rights of Holders of Securities to receive payments of principal of, premium, if any, or interest on the Securities; or

(7)                             make any adverse change to the abilities of Holders of Securities to enforce their rights under this Indenture; or

(8)                             except as permitted by this Indenture (including Section 9.01(7)), increase the Conversion Price, or modify the provisions of this Indenture relating to conversion of the Securities in a manner adverse to the Holders thereof or otherwise impair the right of Holders to convert their Securities, upon the terms established pursuant to or in accordance with the provisions of this Indenture.

It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

After an amendment under this Section 9.02 becomes effective, the Company shall mail to each Holder a notice briefly describing the amendment.

SECTION 9.03.                                                                 Compliance with Trust Indenture Act.  Every supplemental indenture executed pursuant to this Article shall comply with the TIA.

SECTION 9.04.                                                                 Revocation and Effect of Consents, Waivers and Actions.  Until an amendment, waiver or other action by Holders becomes effective, a consent thereto by a Holder of a Security hereunder is a continuing consent by the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same obligation as the consenting Holder’s Security, even if notation of the consent, waiver or action is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent, waiver or action as to such Holder’s Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment, waiver or action becomes effective. After an amendment, waiver or action becomes effective, it shall bind every Holder.

SECTION 9.05.                                                                 Notation on or Exchange of Securities.  Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article 9 may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Board of Directors, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities.

SECTION 9.06.                                                                 Trustee to Sign Supplemental Indentures.  The Trustee shall sign any supplemental indenture authorized pursuant to this Article 9 if the amendment contained therein does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign such supplemental indenture. In signing such supplemental indenture the Trustee shall be provided with and (subject to the provisions of Section 7.01) shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

SECTION 9.07.                                                                 Effect of Supplemental Indentures.  Upon the execution of any supplemental indenture under this Article 9, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

ARTICLE X

CONVERSION

SECTION 10.01.                                                           Right To Convert.  Subject to and upon compliance with the provisions of this Indenture, each Holder of Securities shall have the right, at his or her option, at any time on or before the close of business on the Stated Maturity date (except that with respect to any Security or portion thereof subject to a duly completed election for repurchase, such right shall terminate at the close of business on the Business Day immediately preceding the Designated Event Purchase Date (unless the Company defaults in the payment due upon repurchase or such Holder elects to withdraw the submission of such election to repurchase in accordance with Section 3.03)) to convert the principal amount of any Security held by such Holder, or any portion of such principal amount which is $1,000 or an integral multiple thereof, into that number of fully paid and non-assessable shares of Common Stock (as such shares shall then be constituted) obtained by dividing the principal amount of the Security or portion thereof to be converted by the Conversion Price in effect at such time, by surrender of the Security so to be converted in whole or in part in the manner provided in Section 10.02.  A Holder of Securities is not entitled to any rights of a holder of Common Stock until such Holder of Securities has converted his or her Securities to Common Stock, and then only to the extent such Securities are deemed to have been converted to Common Stock under this Article 10.

If a Change in Control described in clause (b) or (c) of the definition thereof occurs, then the Conversion Rate per $1,000 principal amount of Securities otherwise in effect in respect of Securities for which a conversion notice is received by the Conversion Agent during the period beginning 10 Trading Days before the anticipated Effective Date (as defined below) of the Change in Control and ending at the close of business on the Trading Day immediately preceding the related Designated Event Purchase Date shall be increased by the amount (the “Additional Shares”), if any, determined by reference to the table below, based on the Effective Date of such Change in Control and the Stock Price of such Change in Control; provided, however, that the Company shall not be required to pay the Additional Shares if a Change in Control described in clause (c) of the definition of Change in Control occurs and at least 90% of the consideration (excluding cash payments for fractional shares) in the transaction or transactions constituting the Change in Control consists of shares of common stock that are, or upon issuance will be, traded on the New York Stock Exchange or the NYSE Alternext or approved for trading on a Nasdaq market and as a result of such transaction or transactions the Securities become convertible solely into such common stock and other consideration payable in such transaction or transactions.  The Company will mail a notice to Holders and issue a press release no later than 20 Business Days prior to the anticipated Effective Date of such anticipated Change in Control.

The number of Additional Shares will be determined by reference to the table below and is based on the date on which the Change in Control becomes effective (the “Effective Date”) and the price (the “Stock Price”) paid per share of Common Stock in the transaction constituting the Change in Control.  If holders of the Common Stock receive only cash in the transaction constituting the Change in Control, the Stock Price shall be the cash amount paid per share of the Common Stock.  Otherwise, the Stock Price shall be equal to the average of the

Closing Sale Price over the five Trading Day period ending on the Trading Day immediately preceding the Effective Date.

The following table sets forth the Additional Shares, if any, issuable upon conversion of each $1,000 principal amount of Securities in connection with such a Change in Control for each Stock Price and Effective Date set forth below.

Additional Shares

	Effective Date
Stock Price on Effective Date	On or before March 15, 2010	March 15, 2011	March 15, 2012	March 15, 2013	March 15, 2014	March 15, 2015
$1.33	196.3	196.3	196.3	196.3	196.3	196.3
$1.50	167.4	164.1	159.3	151.7	138.3	111.1
$1.75	135.1	128.1	118.0	101.9	73.5	15.9
$2.00	110.8	101.1	87.0	64.5	24.8	0.0
$2.25	92.0	80.2	62.9	35.4	0.0	0.0
$2.50	76.9	63.4	43.6	12.1	0.0	0.0
$2.75	64.5	49.6	27.8	0.0	0.0	0.0
$3.00	54.3	38.2	14.7	0.0	0.0	0.0
$3.50	38.1	20.2	0.0	0.0	0.0	0.0
$4.00	26.0	6.7	0.0	0.0	0.0	0.0
$4.50	16.5	0.0	0.0	0.0	0.0	0.0
$5.00	9.0	0.0	0.0	0.0	0.0	0.0

If actual Stock Prices on the Effective Date are not set forth on the table above and:

(i)                                     if the actual Stock Price on the Effective Date is between two Stock Prices on the table or the actual Effective Date is between two Effective Dates on the table, the number of Additional Shares will be determined by a straight-line interpolation between the adjustment amounts set forth for such two Stock Prices or such two Effective Dates on the table based on a 360-day year, as applicable;

(ii)                                  if the Stock Price on the Effective Date equals or exceeds $5.00 per share (subject to adjustment as described below), no Additional Shares will be issued upon conversion; and

(iii)                               if the Stock Price on the Effective Date is less than $1.33 per share (subject to adjustment as described below), no Additional Shares will be issued upon conversion.

The Stock Prices set forth in the first column of the table above will be adjusted as of any date on which the Conversion Rate is adjusted.  The adjusted Stock Prices will equal the Stock Prices applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to the adjustment giving rise to the

Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted.  The number of Additional Shares set forth in the table above will be adjusted in the same manner as the Conversion Rate as set forth in Section 10.05 hereof.

Notwithstanding the foregoing, in no event will the Conversion Rate exceed 833.333 shares of Common Stock per $1,000 principal amount of Securities, subject to adjustment in the manner set forth in Section 10.05 hereof.

SECTION 10.02.                                                           Exercise of Conversion Privilege; Issuance of Common Stock on Conversion; No Adjustment for Interest or Dividends.  To exercise, in whole or in part, the conversion privilege with respect to any Security, the Holder of such Security shall surrender such Security, duly endorsed, at an office or agency maintained by the Company pursuant to Section 4.03, accompanied by the funds, if any, required by the last paragraph of this Section 10.02, and shall give written notice of conversion in the form provided on the Securities (or such other notice which is acceptable to the Company) to such office or agency that the Holder of Securities elects to convert such Security or such portion thereof specified in said notice. Such notice shall also state the name or names (with address or addresses) in which the shares of Common Stock which are issuable on such conversion shall be issued, and shall be accompanied by transfer taxes, if required pursuant to Section 10.07. If the Securities are not in certificated form, the Holders may exercise their right of conversion by complying with the applicable Depositary procedures.  Each such Security surrendered for conversion shall, unless the shares issuable on conversion are to be issued in the same name as the registration of such Security, be duly endorsed by, or be accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the Holder of Securities or his or her duly authorized attorney. The Holder of such Securities will not be required to pay any tax or duty which may be payable in respect of the issue or delivery of Common Stock on conversion, but will be required to pay any tax or duty which may be payable in respect of any transfer involved in the issue or delivery of Common Stock in a name other than the same name as the registration of such Security.

As promptly as practicable after satisfaction of the requirements for conversion set forth above, the Company shall issue the number of full shares of Common Stock (including any full shares as a result of rounding fractional shares up to a full number of shares pursuant to Section 10.03) issuable upon the conversion of such Security or portion thereof in accordance with the provisions of this Article 10 and a check or cash (which payment, if any, shall be paid no later than three Business Days after satisfaction of the requirements for conversion set forth above) in respect of any fractional interest in respect of a share of Common Stock, pursuant to Section 10.03. Shares of Common Stock will not be issued or delivered unless all taxes and duties, if any, payable by the Holder have been paid. In case any Security of a denomination of an integral multiple greater than $1,000 is surrendered for partial conversion, and subject to Section 2.03, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of the Security so surrendered, without charge to him or her, a new Security or Securities in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Security.

Each conversion shall be deemed to have been effected as to any such Security (or portion thereof) on the date (the “Conversion Date”) on which the requirements set forth in this Section 10.02 have been satisfied as to such Security (or portion thereof), and the Person in whose name any shares of Common Stock are issuable upon such conversion shall be deemed to have become on said date the holder of record of the shares represented thereby; provided, however, that any such surrender on any date when the Company’s stock transfer books are closed shall constitute the Person in whose name the shares are to be issued as the record holder thereof for all purposes on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Price in effect on the date upon which such Security is surrendered.

Any Security or portion thereof surrendered for conversion during the period from the close of business on the Regular Record Date for any interest payment through the close of business on the last Trading Day immediately preceding such Interest Payment Date shall (unless the Company has specified a Designated Event Purchase Date during such period) be accompanied by payment, in funds acceptable to the Company, of an amount equal to the interest otherwise payable on such Interest Payment Date on the principal amount being converted; provided, however, that such payment may be reduced by the amount of any existing payment default in respect of such Securities. An amount equal to such payment shall be paid by the Company on such Interest Payment Date to the Holder of such Security at the close of business on such Regular Record Date. Except as provided above in this Section 10.02, no adjustment shall be made for interest accrued on any Security converted or for dividends on any shares issued upon the conversion of such Security as provided in this Article 10.

SECTION 10.03.                                                           Cash Payments in Lieu of Fractional Shares.  If more than one Security shall be surrendered for conversion at one time by the same Holder, the number of full shares which shall be issuable upon conversion shall be computed on the basis of the aggregate principal amount of the Securities (or specified portions thereof to the extent permitted hereby) so surrendered for conversion. In respect of any fractional share of stock that otherwise would be issuable upon the conversion of any Security or Securities, the Company shall make an adjustment therefor in cash based upon the current market price thereof or the Company shall, at its option, round such fraction up to the nearest whole number of shares for issuance upon conversion. For purposes of this Section 10.03, the “current market price” of a share of Common Stock shall be the Closing Sale Price on the last Trading Day immediately preceding the day on which the Securities (or specified portions thereof) are deemed to have been converted.

SECTION 10.04.                                                           Conversion Rate.  Each $1,000 principal amount of the Securities shall be convertible into the number of shares of Common Stock (the “Conversion Rate”) specified in the form of Security attached as Exhibit A hereto, subject to adjustment as provided in this Article 10.

SECTION 10.05.                                                           Adjustment of the Conversion Rate.  The Conversion Rate shall be adjusted from time to time by the Company as follows:

(a)                                  In case the Company shall hereafter pay a dividend or make a distribution to all holders of the outstanding Common Stock in shares of Common Stock, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect at the opening of business on the date following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution by a fraction,

(i)                                     the numerator of which shall be the sum of the number of shares of Common Stock outstanding at the close of business on the date fixed for the determination of stockholders entitled to receive such dividend or other distribution plus the total number of shares of Common Stock constituting such dividend or other distribution; and

(ii)                                  the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination,

such increase to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purpose of this paragraph (a), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company. If any dividend or distribution of the type described in this Section 10.05 is declared but not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(b)                                 In case the Company shall issue rights or warrants to all holders of its outstanding shares of Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price on the date fixed for determination of stockholders entitled to receive such rights or warrants, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the date fixed for determination of stockholders entitled to receive such rights or warrants by a fraction,

(i)                                     the numerator of which shall be the number of shares of Common Stock outstanding on the date fixed for determination of stockholders entitled to receive such rights or warrants plus the total number of additional shares of Common Stock offered for subscription or purchase, and

(ii)                                  the denominator of which shall be the sum of the number of shares of Common Stock outstanding at the close of business on the date fixed for determination of stockholders entitled to receive such rights or warrants plus the number of shares that the aggregate offering price of the total number of shares so offered would purchase at such Current Market Price.

Such adjustment shall be successively made whenever any such rights or warrants are issued, and shall become effective immediately after the opening of business on the day following the date fixed for determination of stockholders entitled to receive such rights or warrants. To the extent that shares of Common Stock are not delivered after the expiration of such rights or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights or warrants are not so issued, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such date fixed for the determination of stockholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common

Stock at less than such Current Market Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

(c)                                  In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately increased, and conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately reduced, such increase or reduction, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

(d)                                 In case the Company shall pay a cash dividend to all holders of its Common Stock or, by dividend or otherwise, distribute to all holders of its Common Stock shares of any class of Capital Stock of the Company or evidences of its indebtedness or assets, including cash and securities (any such distribution, a “Distribution”; provided, however, that the term “Distribution” shall not include, and this Section 10.05(d) shall not apply to, (x) any rights or warrants referred to in Section 10.05(b) and (y) any dividend or distribution referred to in Section 10.05(a)), then, in each such case (unless the Company elects to reserve such Distribution for distribution to the Holders upon the conversion of the Securities so that any such Holder converting Securities will receive upon such conversion, in addition to the shares of Common Stock to which such Holder is entitled, the amount and kind of such Distribution which such Holder would have received if such Holder had converted its Securities into Common Stock immediately prior to the Record Date), the Conversion Rate shall be increased so that the same shall be equal to the rate determined by multiplying the Conversion Rate in effect on the Record Date with respect to such Distribution by a fraction,

(i)                                     the numerator of which shall be the Current Market Price on such Record Date; and

(ii)                                  the denominator of which shall be the Current Market Price on such Record Date less (A) in the case of Distributions other than cash, the Fair Market Value (as determined by the Board of Directors, whose determination shall be conclusive, and described in a resolution of the Board of Directors) on the Record Date of the portion of such Distributions applicable to one share of Common Stock and (B) in the case of Distributions of cash, the amount of such Distributions applicable to one share of Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following such Record Date; provided, however, that if the then Fair Market Value (as so determined) of the portion of the Distribution so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion the amount of Distribution such Holder would have received had such Holder converted each Security on the Record Date. If such Distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such Distribution had not been declared. If the Board of Directors determines the Fair Market Value of any distribution for purposes of this Section 10.05 by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price on the applicable Record Date. Notwithstanding the foregoing, if the Distribution distributed by the Company to all holders of its Common Stock consists of Capital Stock of, or similar equity interests in, a Subsidiary or other business unit, the Conversion Rate shall be increased so that the same shall be equal to the rate determined by multiplying the Conversion Rate in effect on the Record Date with respect to such distribution by a fraction:

(i)                                     the numerator of which shall be the sum of (x) the average Closing Sale Price of one share of Common Stock over the ten consecutive Trading Day period (the “Spinoff Valuation Period”) commencing on and including the fifth Trading Day after the date on which “ex-dividend trading” commences on the Common Stock on the Nasdaq Global Select Market or such other national or regional exchange or market on which the Common Stock is then listed or quoted and (y) the average Fair Market Value (as determined by the Board of Directors, whose determination shall be conclusive, and described in a resolution of the Board of Directors) over the Spinoff Valuation Period of the portion of the Distribution so distributed applicable to one share of Common Stock; and

(ii)                                  the denominator of which shall be the average Closing Sale Price of one share of Common Stock over the Spinoff Valuation Period,

such adjustment to become effective immediately prior to the opening of business on the day following such Record Date; provided, however, that the Company may in lieu of the foregoing adjustment make adequate provision so that each Holder shall have the right to receive upon conversion the amount of Distribution such Holder would have received had such Holder converted each Security on the Record Date with respect to such Distribution.

Rights or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company’s Capital Stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 10.05 (and no adjustment to the Conversion Rate under this Section 10.05 will be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 10.05. If any such right or warrant, including any such existing rights or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to new rights or warrants with such rights (and a termination or expiration of the existing rights or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 10.05 was made, (1) in the case of any such rights or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights and warrants had not been issued.

No adjustment of the Conversion Rate shall be made pursuant to this Section 10.05 in respect of rights or warrants distributed or deemed distributed on any Trigger Event to the extent that such rights or warrants are actually distributed, or reserved by the Company for distribution to Holders of Securities upon conversion by such Holders of Securities to Common Stock.

For purposes of this Section 10.05(d) and 10.05(a) and (b), any dividend or distribution to which this Section 10.05(d) is applicable that also includes shares of Common Stock, or rights or warrants to subscribe for or purchase shares of Common Stock (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, assets or shares of Capital Stock other than such shares of Common Stock or rights or warrants (and any Conversion Rate adjustment required by this Section 10.05 with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights or warrants (and any further Conversion Rate adjustment required by Sections 10.05(a) and (b) with respect to such dividend or distribution shall then be made), except

(A)                              the Record Date of such dividend or distribution shall be substituted as “the date fixed for the determination of stockholders entitled to receive such dividend or other distribution”, “the date fixed for the determination of stockholders entitled to receive such rights or warrants” and “the date fixed for such determination” within the meaning of Section 10.05(a) and (b) and

(B)                                any shares of Common Stock included in such dividend or distribution shall not be deemed “outstanding at the close of business on the date fixed for such determination” within the meaning of Section 10.05(a).

(e)                                  In case a tender or exchange offer made by the Company or any Subsidiary for all or any portion of the Common Stock shall expire and such tender or exchange offer (as amended upon the expiration thereof) shall require the payment to tendering or exchanging stockholders of consideration per share of Common Stock having a Fair Market

Value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) that as of the last time (the “Expiration Time”) tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended) exceeds the Closing Sale Price of a share of Common Stock on the Trading Day next succeeding the Expiration Time, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the Expiration Time by a fraction,

(i)                                     the numerator of which shall be the sum of (x) the Fair Market Value (determined as aforesaid) of the aggregate consideration payable to tendering or exchanging stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted up to any such maximum, being referred to as the “Purchased Shares”) and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) at the Expiration Time and the Closing Sale Price of a share of Common Stock on the Trading Day next succeeding the Expiration Time, and

(ii)                                  the denominator of which shall be the number of shares of Common Stock outstanding (including any tendered or exchanged shares) at the Expiration Time multiplied by the Closing Sale Price of a share of Common Stock on the Trading Day next succeeding the Expiration Time such adjustment to become effective immediately prior to the opening of business on the day following the Expiration Time. If the Company is obligated to purchase shares pursuant to any such tender or exchange offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made.

(f)                                    For purposes of this Section 10.05, the following terms shall have the meaning indicated:

(1)                             “Current Market Price” shall mean, with respect to any date, the average of the daily Closing Sale Prices per share of Common Stock for the 10 consecutive Trading Days immediately preceding the earlier of such date of determination and the day before the “ex” date with respect to the issuance, distribution, subdivision or combination requiring such computation immediately prior to the date in question. For purpose of this paragraph, the term “ex” date, (1) when used with respect to any issuance or distribution, means the first date on which the Common Stock trades, regular way, on the relevant exchange or in the relevant market from which the Closing Sale Price was obtained without the right to receive such issuance or distribution, and (2) when used with respect to any subdivision or combination of shares of Common Stock, means the first date on which the Common Stock trades, regular way, on such exchange or in such market after the time at which such subdivision or combination becomes effective.

If another issuance, distribution, subdivision or combination to which this Section 10.05 applies occurs during the period applicable for calculating Current Market Price pursuant to the definition in the preceding paragraph, Current Market Price shall be calculated for such period in a manner determined by the Board of Directors to reflect the impact of such issuance, distribution, subdivision or combination on the Closing Sale Price of the Common Stock during such period.

(2)                                  “Fair Market Value” shall mean the amount which a willing buyer would pay a willing seller in an arm’s-length transaction.

(3)                                  “Record Date” shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

(g)                                 The Company may make such increases in the Conversion Rate, in addition to those required by Section 10.05(a), (b), (c), (d) or (e) as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

To the extent permitted by applicable law, the Company from time to time may increase the Conversion Rate by any amount for any period of time if the period is at least twenty (20) days, the increase is irrevocable during the period and the Board of Directors shall have made a determination that such increase would be in the best interests of the Company, which determination shall be conclusive. Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Company shall mail to Holders of record of the Securities a notice of the increase at least fifteen (15) days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

(h)                                 No adjustment in the Conversion Rate shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in such rate; provided, however, that any adjustments that by reason of this Article 10 are not required to be made shall be carried forward and made (i) as part of any subsequent adjustment or (ii) at the time the Company mails a notice of a Designated Event pursuant to Section 3.01(b). All calculations under this Article 10 shall be made by the Company and shall be made to the nearest cent or to the nearest one-ten thousandth (1/10,000) of a share, as the case may be. No adjustment need be made for rights to purchase Common Stock pursuant to a Company plan for reinvestment of dividends or interest. To the extent the Securities become convertible into cash, assets, property or securities (other than Capital Stock of the Company), no adjustment need be made thereafter as to the cash, assets, property or such securities. Interest will not accrue on any cash into which the Securities are convertible. The Conversion Rate shall be adjusted only once for a single event or occurrence that would require an adjustment under more than one of Section 10.05(a), (b), (c), (d) or (e).

(i)                                     Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Trustee and any Conversion Agent other than the Trustee an Officers’ Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Responsible Officer of the Trustee shall have received such Officers’ Certificate, the Trustee shall not be deemed to have actual knowledge of any adjustment of the Conversion Rate and may assume that the last Conversion Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Rate to the Holder of each Security, within twenty (20) days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(j)                                     In any case in which this Section 10.05 provides that an adjustment shall become effective immediately after (1) a record date or Record Date for an event, (2) the date fixed for the determination of stockholders entitled to receive a dividend or distribution pursuant to Section 10.05(a), (3) a date fixed for the determination of stockholders entitled to receive rights or warrants pursuant to Section 10.05(b), or (4) the Expiration Time for any tender or exchange offer pursuant to Section 10.05(e), (each a “Determination Date”), the Company may elect to defer until the occurrence of the applicable Adjustment Event (as hereinafter defined) (x) issuing to the Holder of any Security converted after such Determination Date and before the occurrence of such Adjustment Event, the additional shares of Common Stock or other consideration issuable upon such conversion by reason of the adjustment required by such Adjustment Event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (y) paying to such Holder any amount in cash in lieu of any fractional share pursuant to Section 10.03. For purposes of this Section 10.05(j), the term “Adjustment Event” shall mean:

(i)                                     in any case referred to in clause (1) hereof, the occurrence of such event,

(ii)                                  in any case referred to in clause (2) hereof, the date any such dividend or distribution is paid or made,

(iii)                               in any case referred to in clause (3) hereof, the date of expiration of such rights or warrants, and

(iv)                              in any case referred to in clause (4) hereof, the date a sale or exchange of Common Stock pursuant to such tender or exchange offer is consummated and becomes irrevocable.

(k)                                  For purposes of this Section 10.05, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of

Common Stock. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

SECTION 10.06.                                                           Effect of Reclassification, Consolidation, Merger or Sale.  If any of the following events occur (each, a “Business Combination”): (i) any reclassification or change of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (ii) any consolidation, merger, share exchange or combination of the Company with another Person or (iii) any sale or conveyance of all or substantially all of the properties and assets of the Company as an entirety or substantially as an entirety, in each case as a result of which holders of Common Stock shall receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, then the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the TIA as in force at the date of execution of such supplemental indenture if such supplemental indenture is then required to so comply) providing that Holders of the Securities then outstanding will be entitled thereafter to convert such Securities into the kind and amount of shares of stock, other securities or other property or assets (including cash) or any combination thereof) which they would have owned or been entitled to receive upon such Business Combination had such Securities been converted into Common Stock (without giving effect to any adjustment to the Conversion Rate with respect to a Business Combination constituting a Change in Control) immediately prior to such Business Combination, except that such Holders will not receive the Additional Shares if such Holder does not convert during the period set forth in the second paragraph of Section 10.01.  In the event holders of Common Stock have the opportunity to elect the form of consideration to be received in such Business Combination, the Company shall make adequate provision whereby the Securities shall be convertible from and after the effective date of such Business Combination into the form of consideration received in such Business Combination by Holders of the greatest number of shares of Common Stock who made a given election with respect to the form of consideration.  The Company may not become a party to any Business Combination unless its terms are consistent with this Section 10.06. Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 10. If, in the case of any such Business Combination, the stock or other securities and assets receivable thereupon by a holder of shares of Common Stock includes shares of stock or other securities and assets of a Person other than the successor or purchasing Person, as the case may be, in Business Combination, then such supplemental indenture shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Holders of the Securities as the Board of Directors shall reasonably consider necessary by reason of the foregoing, including to the extent practicable the provisions providing for the purchase rights set forth in Section 3.01 hereof.  Notwithstanding anything contained in this Section, and for the avoidance of doubt, this Section shall not affect the right of a Holder to convert its Securities into shares of Common Stock prior to the effective date of the Business Combination.

The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder of Securities within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

The above provisions of this Section 10.06 shall similarly apply to successive reclassifications, changes, consolidations, mergers, share exchanges, combinations, sales and conveyances.

If this Section 10.06 applies to any event or occurrence, Section 10.05 shall not apply.

SECTION 10.07.                                                           Taxes on Shares Issued.  The issue of shares on conversions of Securities shall be made without charge to the converting Holder for any tax in respect of the issue thereof. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of stock in any name other than that of the Holder of any Security converted, and the Company shall not be required to issue or deliver any such shares unless and until the Person or Persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

SECTION 10.08.                                                           Reservation of Shares; Shares to Be Fully Paid; Listing of Common Stock.  The Company shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to provide for the conversion of the Securities from time to time as such Securities are presented for conversion. Before taking any action which would cause an adjustment increasing the Conversion Rate to an amount that would cause the Conversion Price to be reduced below the then par value, if any, of the shares of Common Stock issuable upon conversion of the Securities, the Company shall take all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue shares of such Common Stock at such adjusted Conversion Rate.

The Company covenants that all shares of Common Stock issued upon conversion of Securities will be fully paid and nonassessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.

The Company further covenants that as long as the Common Stock is approved for trading on the Nasdaq Global Select Market, or its successor, the Company shall cause all Common Stock issuable upon conversion of the Securities to be eligible for such quotation in accordance with, and at the times required under, the requirements of such market, and if at any time the Common Stock becomes listed on the New York Stock Exchange or any other national securities exchange, the Company shall cause all Common Stock issuable upon conversion of the Securities to be so listed and remain listed.

SECTION 10.09.                                                           Responsibility of Trustee.  The Trustee and any Conversion Agent shall have no duty, responsibility or liability to any Holder to determine whether any facts exist which may require any adjustment of the Conversion Rate, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. Neither the Trustee nor any Conversion Agent shall be accountable with respect to the registration under securities laws, listing, validity or value (or the kind or amount) of any shares of Common Stock, or of any other securities or property, which may at any time be issued or delivered upon the conversion of any Security, and neither the Trustee nor any Conversion Agent makes any representation with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver any shares of stock or stock certificates or other securities or property upon the surrender of any Security for the purpose of conversion; and the Trustee and any Conversion Agent shall not be responsible for any failure of the Company to comply with any of the covenants of the Company contained in this Article 10.

SECTION 10.10.                                                           Notice to Holders Prior to Certain Actions.  If:

(a)                                  the Company declares a dividend (or any other distribution) on its Common Stock (other than in cash out of retained earnings);

(b)                                 the Company authorizes the granting to the holders of its Common Stock of rights or warrants to subscribe for or purchase any share of any class of Common Stock or any other rights or warrants (other than rights or warrants referred to in the second paragraph of Section 10.05(d));

(c)                                  there is any reclassification of the Common Stock (other than a subdivision or combination of outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation, merger or share exchange to which the Company is a party, or of the sale or transfer of all or substantially all of the assets of the Company; or

(d)                                 there is any voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then the Company shall cause to be filed with the Trustee and at the office or agency maintained for the purpose of conversion of the Securities pursuant to Section 4.03, and shall caused to be mailed to each Holder of Securities, at their last addresses as they shall appear on the resister of the Securities of the Company as promptly as possible but in any event at least 10 days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend or distribution of rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend or distribution are to be determined or (y) the date on which such reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding-up. The Company shall also disseminate a press release through Dow Jones & Company Inc., Bloomberg Business News, PR Newswire or another comparable news service containing this information.

SECTION 10.11.                                                           Restriction on Common Stock Issuable upon Conversion.  (a) Shares of Common Stock to be issued upon conversion of the Securities prior to the effectiveness of a Resale Registration Statement (as defined in the Exchange Agreement) shall be physically delivered in certificated form or in the form of beneficial interests in book-entry Common Stock registered in the name of the Depositary or a nominee thereof to the Holders converting such Securities, and the certificate or certificates representing such shares of Common Stock shall bear the Restricted Common Stock Legend attached hereto as Exhibit C (the “Restricted Common Stock Legend”) unless removed in accordance with Section 10.11(c).

(b)                                 If (i) shares of Common Stock to be issued upon conversion of a Security prior to the effectiveness of a Resale Registration Statement are to be registered in a name other than that of the Holder of such Security or (ii) shares of Common Stock represented by a certificate bearing the Restricted Common Stock Legend are transferred subsequently by such Holder, then, unless the Resale Registration Statement has become effective and such shares are being transferred pursuant to the Resale Registration Statement, the Holder must deliver to the transfer agent for the Common Stock a certificate in substantially the form of Exhibit D as to compliance with the restrictions on transfer applicable to such shares of Common Stock, and neither the transfer agent nor the registrar for the Common Stock shall be required to register any transfer of such Common Stock not so accompanied by a properly completed certificate.

(c)                                  Except for transfers in connection with a Resale Registration Statement, if certificates representing shares of Common Stock are issued upon the registration of transfer, exchange or replacement of any other certificate representing shares of Common Stock bearing the Restricted Common Stock Legend, or if a request is made to remove such Restricted Common Stock Legend from certificates representing shares of Common Stock, the certificates so issued shall bear the Restricted Common Stock Legend, or the Restricted Common Stock Legend shall not be removed, as the case may be, unless there is delivered to the Company such satisfactory evidence, which, in the case of a transfer made pursuant to Rule 144 under the Securities Act, may include an Opinion of Counsel as may be reasonably required by the Company, that neither the legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A or Rule 144 under the Securities Act or that such shares of Common Stock are securities that are not “restricted” within the meaning of Rule 144 under the Securities Act.  Upon provision to the Company of such reasonably satisfactory evidence, the Company shall cause the transfer agent for the Common Stock to countersign and deliver certificates representing shares of Common Stock that do not bear the Restricted Common Stock Legend.

SECTION 10.12.                                                           Rights Issued in Respect of Common Stock Issued Upon Conversion.  If the Company has a stockholder rights plan in effect on any Conversion Date, the Company shall issue, in addition to the Common Stock, the rights under the rights plan unless the rights have separated from the Common Stock at the time of conversion, in which case the Conversion Rate will be adjusted as if the Company had distributed to all holders of the Common Stock, shares of the Capital Stock, evidences of indebtedness or assets as set forth in Section 10.05, subject to readjustment in the event of the expiration, termination or redemption of such rights.

ARTICLE XI

MISCELLANEOUS

SECTION 11.01.                    Trust Indenture Act Controls.  If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control. If any provision of this Indenture expressly modifies or excludes any provision of the TIA that may be so modified or excluded, the Indenture provision so modifying or excluding such provision of the TIA shall be deemed to apply.

SECTION 11.02.                    Notices.  Any request, demand, authorization, notice, waiver, consent or communication shall be in writing and delivered in person or mailed by first-class mail, postage prepaid, addressed as follows, or, other than notices to the Company, transmitted by facsimile transmission (confirmed by guaranteed overnight courier) to the following facsimile numbers:

if to the Company:

Level 3 Communications, Inc.
1025 Eldorado Blvd.
Broomfield, Colorado 80021
Attention:  General Counsel
Facsimile:  (720) 888-5127

if to the Trustee:

The Bank of New York Mellon
101 Barclay St., Fl. 8W

New York, New York 10286

Attn: Corporate Trust Administration

Facsimile:  (212) 815-5704

The Company or the Trustee by notice given to the other in the manner provided above may designate additional or different addresses for subsequent notices or communications.

Any notice or communication given to a Holder shall be mailed to the Holder, by first-class mail, postage prepaid, at the Holder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not received by the addressee.

If the Company mails a notice or communication to the Holders, it shall mail a copy to the Trustee and each Registrar, Paying Agent, Conversion Agent or co-registrar.

SECTION 11.03.                    Communication by Holders with Other Holders.  Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar, the Paying Agent, the Conversion Agent and anyone else shall have the protection of TIA Section 312(c).

SECTION 11.04.                    Certificate and Opinion as to Conditions Precedent.  Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent, if any, have been complied with.

SECTION 11.05.                    Statements Required in an Officers’ Certificate or Opinion.  Each Officers’ Certificate or Opinion of Counsel with respect to compliance with a covenant or condition provided for in this Indenture shall include:

(1)   a statement that each person making such Officers’ Certificate or Opinion of Counsel has read such covenant or condition;

(2)   a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Officers’ Certificate or Opinion of Counsel are based;

(3)   a statement that, in the opinion of each such person, he has made such examination or investigation as is necessary to enable such person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)   a statement that, in the opinion of such person, such covenant or condition has been complied with.

SECTION 11.06.                    Separability Clause.  In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 11.07.                    Rules by Trustee, Paying Agent, Conversion Agent and Registrar.  The Trustee may make reasonable rules for action by or a meeting of Holders. The Registrar, Conversion Agent and the Paying Agent may make reasonable rules for their functions.

SECTION 11.08.                    Legal Holidays.  A “Legal Holiday” is any day other than a Business Day. If any specified date (including a date for giving notice) is a Legal Holiday, the action shall be taken on the next succeeding day that is not a Legal Holiday, and, if the action to be taken on such date is a payment in respect of the Securities, no interest, if any, shall accrue for the intervening period.

SECTION 11.09.                    GOVERNING LAW.  THIS INDENTURE AND THE SECURITIES WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 11.10.                    No Recourse Against Others.  A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

SECTION 11.11.                    Successors.  All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 11.12.                    Multiple Originals.  The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

SECTION 11.13.                    Waiver of Jury Trial. EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTION CONTEMPLATED HEREBY.

SECTION 11.14.                    Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

LEVEL 3 COMMUNICATIONS, INC.

By:	/s/ Robin E. Grey
	Name:	Robin E. Grey
	Title:	Senior Vice President and Treasurer

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ Geovanni Barris
	Name:	Geovanni Barris
	Title:	Vice Presidnt

EXHIBIT A

[FORM OF FACE OF GLOBAL SECURITY]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO.  OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO.  OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS TO NOMINEES OF THE DEPOSITORY TRUST COMPANY, OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE TWO OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF THE COMPANY THAT THIS SECURITY MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED (A) PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) WHICH IS ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF (OR THE ISSUE DATE OF OPTIONAL SECURITIES, IF ANY) AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY), OTHER THAN (1) TO THE COMPANY, (2) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, INCLUDING THE EXEMPTION PROVIDED BY RULE 144 (IF APPLICABLE) UNDER THE SECURITIES ACT (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER APPLICABLE TO THIS SECURITY, THE FORM OF WHICH MAY BE OBTAINED FROM THE COMPANY OR THE TRANSFER AGENT) OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. PRIOR TO A TRANSFER OF THIS SECURITY PURSUANT TO CLAUSE (2) ABOVE, THE HOLDER OF THIS SECURITY MUST FURNISH TO THE COMPANY AND THE TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AND LEGAL OPINIONS AS THEY MAY REASONABLY REQUIRE. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, REPRESENTS AND AGREES FOR THE BENEFIT OF THE COMPANY THAT IT IS A QUALIFIED INSTITUTIONAL BUYER AND THAT IT IS HOLDING THIS SECURITY FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION IN ANY CASE THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTION WITH REGARD TO THIS SECURITY EXCEPT AS PERMITTED BY THE SECURITIES ACT;

The foregoing legend may be removed from this Security on satisfaction of the conditions specified in the Indenture.

THE ISSUER, BY ITS SALE OF THIS SECURITY, AND THE HOLDER OF THE SECURITY (AND ANY SUCCESSOR HOLDER OF, OR HOLDER OF A BENEFICIAL INTEREST IN, THE INSTRUMENT), BY ITS RESPECTIVE PURCHASE HEREOF, AGREE (IN THE ABSENCE OF AN ADMINISTRATIVE DETERMINATION OR JUDICIAL RULING TO THE CONTRARY) TO CHARACTERIZE THIS INSTRUMENT AS HAVING BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. UPON WRITTEN REQUEST TO THE COMPANY AT  1025 ELDORADO BLVD., BROOMFIELD, COLORADO 80021, ATTENTION: GENERAL COUNSEL, WE WILL PROMPTLY PROVIDE TO YOU THE ISSUE PRICE, THE ISSUE DATE, AND THE YIELD TO MATURITY OF THE NOTE AS WELL AS THE AMOUNT OF OID INCLUDABLE WITH RESPECT TO IT.

Level 3 Communications, Inc.

7% Convertible Senior Notes due 2015

No.	Rule 144A CUSIP: 52729N BQ2

Issue Date: June 26, 2009

Interest Rate: 7% per annum

Interest Payment Dates: March 15 and September 15 of each year, commencing on September 15, 2009

Record Dates: March 1 and September 1

LEVEL 3 COMMUNICATIONS, INC., a corporation duly organized and existing under the laws of the State of Delaware, promises to pay to Cede & Co. or registered assigns, the principal amount of $200,000,000 (TWO HUNDRED MILLION DOLLARS) on March 15, 2015.

This Security shall bear interest at the initial rate of 7% per annum.  This Security is convertible as specified on the other side of this Security.

Additional provisions of this Security are set forth on the other side of this Security.

IN WITNESS WHEREOF, the Issuer has caused this instrument to be executed.

Dated:	LEVEL 3 COMMUNICATIONS, INC.

By:

Name:

Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

THE BANK OF NEW YORK MELLON,

as Trustee, certifies that this is one

of the Securities referred to in the

within-mentioned Indenture.

By
Authorized Signatory

Dated:

[FORM OF REVERSE OF GLOBAL SECURITY]

7% Convertible Senior Notes due 2015

1.             Interest.

The Company will pay interest semi-annually in arrears on March 15 and September 15 of each year, beginning September 15, 2009.  Interest on the Securities will accrue from the most recent Interest Payment Date to which interest has been paid or, if no interest has been paid, from June 26, 2009.  Interest will be computed on the basis of a 360-day year composed of twelve 30-day months.

2.             Method of Payment.

Subject to the terms and conditions of the Indenture, the Company will make payments in cash in respect of Designated Event Payments at Stated Maturity to Holders who surrender Securities to the Paying Agent to collect such payments in respect of the Securities.  The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.  However, the Company may make such cash payments by wire transfer of immediately available funds or check payable in such money.

3.             Paying Agent, Conversion Agent and Registrar.

Initially, The Bank of New York Mellon (the “Trustee”) will act as Paying Agent, Conversion Agent and Registrar.  The Company may appoint and change any Paying Agent, Conversion Agent or Registrar without notice, other than notice to the Trustee; provided, however, that the Company will maintain at least one Paying Agent in the State of New York, City of New York, Borough of Manhattan, which shall initially be an office or agency of the Trustee.  The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent or Registrar.

4.             Indenture.

The Company issued the Securities under an Indenture dated as of June 26, 2009 (the “Indenture”), between the Company and the Trustee.  The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as in effect from time to time (the “TIA”).  Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture.  The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the TIA for a statement of those terms.  To the extent any provisions of this Security and the Indenture conflict, the provisions of the Indenture shall control.

The Securities are unsubordinated unsecured obligations of the Company.  [This Security is one of the Original Securities referred to in the Indenture issued in an aggregate principal amount of $200,000,000.  The Securities include the Original Securities and any Additional Securities]. [This Security is one of the Additional Securities issued in addition to the Original Securities in an aggregate principal amount of $200,000,000 previously issued under the Indenture.  The Original Securities and the Additional Securities are treated as a single class of securities under the Indenture.]

5.             Purchase by the Company at the Option of the Holder upon a Designated Event.

Upon the occurrence of a Designated Event, the Company shall make a Designated Event Offer to repurchase all outstanding Securities at a price equal to 100% of the aggregate principal amount of the Securities, plus accrued and unpaid interest to, but excluding, the date of repurchase such offer to be made as provided in the Indenture. To accept the Designated Event Offer, the Holder hereof must comply with the terms thereof, including surrendering this Security, to the Company, a depositary, if appointed by the Company, or a Paying Agent, at the address specified in the notice of the Designated Event Offer mailed to Holders as provided in the Indenture, prior to the Designated Event Purchase Date.

Holders have the right to withdraw any Designated Event Purchase Notice by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

If cash or other consideration permitted under the Indenture sufficient to pay the Designated Event Payment of all Securities or portions thereof to be purchased on the Designated Event Purchase Date is deposited with the Paying Agent on the Designated Event Purchase Date, interest ceases to accrue on such Securities or portions thereof immediately after such Designated Event Purchase Date, and the Holder thereof shall have no other rights as such other than the right to receive the Designated Event Payment upon surrender of such Security.

6.             Conversion.

The Securities may be converted into shares of common stock on the terms and subject to the conditions of the Indenture and this Security.

A Security in respect of which a Holder has delivered a Designated Event Purchase Notice exercising the option of such Holder to require the Company to purchase such Security may be converted only if such notice of exercise is withdrawn in accordance with the terms of the Indenture.

The initial Conversion Rate is 555.5556 shares of Common Stock per $1,000 principal amount of Securities, subject to adjustment in certain events described in the Indenture.  A Holder that surrenders Securities for conversion will receive cash or a check, or, at the Company’s option, a whole share of Common Stock, in lieu of any fractional shares of Common Stock.

To surrender a Security for conversion, a Holder must (1) complete and manually sign the irrevocable conversion notice below (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent, (2) surrender the Security to the Conversion Agent, (3) furnish appropriate endorsements and transfer documents and (4) pay any transfer or similar tax, if required.

A Holder may convert a portion of a Security if the principal amount of such portion is $1,000 or an integral multiple of $1,000.  No payment or adjustment will be made for dividends on the shares of Common Stock except as provided in the Indenture.  Except as provided in Paragraph 1 hereof, on conversion of a Security, the Holder will not receive any cash payment representing accrued interest with respect to the converted Securities.  Instead, upon conversion the Company will deliver to the Holder a fixed number of shares of Common Stock and any cash payment to account for fractional shares.

The Conversion Rate will be adjusted as provided in Article 10 of the Indenture.

7.             Denominations; Transfer; Exchange.

The Securities are in fully registered form, without coupons, in minimum denominations of $1,000 of principal amount and integral multiples of $1,000.  A Holder may transfer or exchange the Securities in accordance with the Indenture.  The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.

8.             Persons Deemed Owners.

The registered Holder of this Security may be treated as the owner of this Security for all purposes.

9.             Unclaimed Money or Securities.

The Trustee and the Paying Agent shall return to the Company any money held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, subject to applicable unclaimed property law.  After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

10.           Amendment; Waiver.

Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Securities, and any existing default may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Securities.

Without the consent of any Holder, the Indenture or the Securities may be amended:  (a) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Securities contained; (b) to add to the covenants of the Company for the benefit of the

Holders of the Securities or to surrender any right or power herein conferred upon the Company; (c) to add any additional Events of Default for the benefit of the Holders of the Securities; provided, however, that in respect of any such additional Events of Default such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such default or may limit the remedies available to the Trustee upon such default or may limit the right of the Holders of a majority in aggregate principal amount of the Securities to which such additional Events of Default apply to waive such default; (d) to change or eliminate any restrictions on the payment of principal of or any premium or interest on the Securities, to permit the Securities to be issued in exchange for other Securities of other authorized denominations or to permit or facilitate the issuance of Securities in uncertificated form, provided that any such action shall not adversely affect the interests of the Holders of Securities in any material respect; (e) to secure the Securities; (f) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee; (g) to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under the Indenture which shall not be inconsistent with the provisions of the Indenture, provided such provisions shall not adversely affect the interests of the Holders of the Securities in any material respect; (h) to provide for conversion rights or repurchase rights of Holders of Securities in the event of consolidation, merger, share exchange or sale of all or substantially all of the assets of the Company as required to comply with Sections 5.01 or 10.06 of the Indenture; (i) to reduce the Conversion Price; (j) to add guarantees with respect to the Securities; or (k) to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the TIA.

Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Securities held by a nonconsenting Holder): (a) change the Stated Maturity of the principal of (or premium, if any, on) or any installment of principal of or interest on, including Defaulted Interest, any Security; or reduce the principal amount thereof or the rate or amount of interest thereon, or any premium payable upon the redemption thereof or alter the provisions of the Indenture with respect to the purchase of the Securities at the option of the Holders upon a Designated Event in a manner adverse to the Holders thereof, or adversely affect any right of repayment at the option of the Holder of any Security, or adversely affect any right of repayment at the option of the Holder of any Security, or impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity thereof (or, in the case of purchase at the option of the Holder, on or after the Designated Event Purchase Date); (b) reduce the percentage in principal amount of the Securities, (c) modify any of the provisions of this Section, Section 6.04, except to increase any such percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Holder of the Securities, (d) impair the right to institute suit for the enforcement of any payment on or with respect to any Security; (e) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Securities (except a rescission of acceleration of the Securities by the Holders of at least a majority in aggregate principal amount of the Securities then Outstanding and a waiver of the payment default that resulted from such acceleration) or of a Designated Event Payment; (f) make any change in the provisions of the Indenture relating to waivers of past Defaults or Events of Default or the rights of Holders of Securities to receive payments of principal of, premium, if any, or interest on the Securities; (g) make any adverse change to the abilities of Holders of Securities to enforce their rights under the Indenture; or (j) except as permitted by the Indenture (including Section 9.01(7)), increase the Conversion Price, or modify the provisions of the Indenture relating to conversion of the Securities in a manner adverse to the Holders thereof or otherwise impair the right of Holders to convert their Securities, upon the terms established pursuant to or in accordance with the provisions of the Indenture.

11.           Defaults and Remedies.

An Event of Default is: (a) default in payment of the principal of, or premium, if any, on the Securities, when due at maturity, upon repurchase, upon acceleration or otherwise; (b) default for 30 days or more in payment of any installment of interest on the Securities; (c) default in the payment of the Designated Event Payment in respect of the Securities on the date therefor; (d) failure to provide timely notice of a Designated Event; (e) default by the Company (other than a default set forth in clause (a), (b), or (c) above) for 60 days or more after notice in the observance or performance of any other covenants in the Indenture; (f) default under any credit agreement, mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company or any of its Material Subsidiaries (or the payment of which is guaranteed or secured by the Company or any of its Material Subsidiaries), whether such indebtedness or guarantee exists on the date of the Indenture or is created thereafter, which default (i) is caused by a failure to pay when due any principal of such indebtedness within the grace period provided for in such indebtedness, which failure continues beyond any applicable grace period (a “Payment Default”), or (ii) results in the acceleration of such indebtedness prior to its express maturity (without such acceleration being rescinded or annulled) and, in each case, the principal amount of such indebtedness, together with the principal amount of any other such indebtedness under which there is a Payment Default or the maturity of which has been so accelerated, aggregates $25,000,000 or more and such Payment Default is not cured or such acceleration is not annulled within 10 days after notice; or (g) failure by the Company or any Material Subsidiary of the Company to pay final, nonappealable judgments (other than any judgment as to which a reputable insurance company has accepted full liability) aggregating in excess of $25,000,000, which judgments are not stayed, bonded or discharged within 60 days after their entry; (h) certain events involving bankruptcy, insolvency or reorganization of the Company or any Material Subsidiary; or (i) the Company defaults with respect to its obligation to deliver when due all shares of Common Stock deliverable upon conversion of the Securities, which default continues for 5 Business Days. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Securities may declare the unpaid principal of and accrued and unpaid interest on all Securities then outstanding to be due and payable immediately, except that in the case of an Event of Default arising from certain events of bankruptcy, insolvency, or reorganization with respect to the Company, all outstanding Securities become due and payable without further action or notice.  Premium is due under the Indenture and under the Securities only pursuant to Article 3 of the Indenture and the Securities. Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require an indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal, premium, if any, or interest) if it determines that withholding notice is in their interests. The Company must furnish annual compliance certificates to the Trustee.

12.           Trustee Dealings with the Company.

Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

13.           Calculations in Respect of Securities.

The Company will be responsible for making all calculations called for under the Securities.  These calculations include, but are not limited to, determination of the Closing Sale Prices for the Common Stock, the rate of interest payable on the Securities and the Conversion Rate of the Securities.  Any calculations made in good faith and without manifest error will be final and binding on Holders of the Securities.  The Company will be required to deliver to each of the Trustee and the Conversion Agent a schedule of its calculations and each of the Trustee and the Conversion Agent will be entitled to rely upon the accuracy of such calculations without independent verification.  The Trustee will forward the Company’s calculations to any Holder of the Securities upon the request of such Holder.

14.           No Recourse Against Others.

A director, officer, employee shareholder or affiliates, as such, of the Company or the Trustee shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation.  By accepting a Security, each Holder waives and releases all such liability.  The waiver and release are part of the consideration for the issue of the Securities.

15.           Authentication.

This Security shall not be valid until an authorized signatory of the Trustee manually signs the Trustee’s Certificate of Authentication on the other side of this Security.

16.           Abbreviations.

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

17.           GOVERNING LAW.

THE INDENTURE AND THIS SECURITY WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture which has in it the text of this Security in larger type.  Requests may be made to:

Level 3 Communications, Inc.
1025 Eldorado Blvd.
Broomfield, CO 80021
Attn: Vice President, Investor Relations

FORM OF CONVERSION NOTICE

[Notice pursuant to Section 10.02 of the Indenture]

[Name and Address of Conversion Agent]

Re:	Level 3 Communications, Inc. 7% Convertible Senior Notes

due March 15, 2015 (the “Securities”)

Reference is hereby made to the Indenture, dated as of June 26, 2009 (the “Indenture”), between Level 3 Communications, Inc., as Issuer, and The Bank of New York Mellon, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

This letter relates to the Securities specified below, which are registered in the name of the undersigned (the “Holder”). The Holder hereby irrevocably exercises its right to convert such Securities, or the portion thereof, if any, specified below, into Common Stock and, except to the extent specified or required as described below, directs that certificates representing such Common Stock, together with any check in payment for a fractional share and any Security representing any unconverted principal amount, be issued and delivered through the facilities of the Depositary, for credit to the account(s) of the Person(s) indicated below.

The Holder acknowledges and agrees that no Common Stock will be delivered on conversion until any amount payable by the Holder on account of interest is paid, any certificates evidencing specified Securities not held in book-entry form are duly endorsed or assigned to the Company or in blank and surrendered and any taxes or other charges or documents required in connection with a transfer on conversion, and any other required items, are delivered to the Conversion Agent.

The Holder acknowledges and agrees that, notwithstanding this request for conversion, the Company may require that the Common Stock delivered on conversion of the specified Securities be delivered in certificated form subject to a restrictive legend, or that additional certifications be delivered on behalf of the relevant beneficial owner(s), if it determines that doing so is necessary to comply with the requirements of the Securities Act or otherwise, as provided in the Indenture.

Conversion of the specified Securities is subject to the requirements established by the Company as well as to the procedures of the Depositary, all as in effect from time to time. The specified Securities will be deemed to have been converted as of the close of business on the Business Day on which this conversion notice and all other required items have been delivered to the Conversion Agent as provided above and, upon such conversion, shall cease to accrue interest or be outstanding (subject to the Holder’s right to receive the Common Stock as provided in the Indenture). Prior to such conversion, the Holder will have no rights in the Common Stock.

Please provide the information requested below, as applicable.

1.	PLEASE SPECIFY THE SECURITIES HELD AND THE PORTION THEREOF TO BE CONVERTED:

Principal amount held: U.S. $

CUSIP number(s):

Depositary (DTC) account where held:

Principal amount being converted (if less than all):

U.S. $

2.		UNLESS AND TO THE EXTENT OTHERWISE SPECIFIED BELOW, all Securities (together with any unconverted Securities) will be delivered in book-entry form to the DTC account specified in Item 1 above.

3.

IF OTHER ARRANGEMENTS ARE DESIRED, please (a) specify the type, number and form of securities to be delivered on conversion and the name(s) of the account holder(s) or registered owner(s), by checking the appropriate boxes and providing the information requested and (b) complete Item (4) below:

☐ Common Stock

☐ Book-Entry

Number of shares of Common Stock:

DTC Account:

☐ Certificates

Number of shares of Common Stock:

Registered Owner:

☐ Unconverted Securities

☐ Certificates

Principal Amount: U.S. $ *

Registered Owner:

☐ Book-Entry

Principal Amount: U.S. $

DTC Account:

4.

[TO BE COMPLETED ONLY IF UNCONVERTED SECURITIES OR SHARES OF COMMON STOCK ARE TO BE ISSUED OTHER THAN TO THE HOLDER PURSUANT TO ITEM (3) ABOVE.]  The undersigned confirms that such unconverted Securities or shares of Common Stock are being transferred:

CHECK ONE BOX BELOW

(a) ☐ to the Company; or

	(b)	☐ pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

	(c)	☐ pursuant to an exemption from registration under the Securities Act of 1933 provided by Rule 144 thereunder.

*	Aggregate principal amount of each certificate must equal U.S. $1,000 or any amount in excess thereof in integral multiples of U.S. $1,000.

Unless one of the boxes is checked, the transfer agent will refuse to register any of the Common Stock evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if that if box (c) is checked, the Trustee may require, prior to registering any such transfer of the Common Stock, such certifications and other information, and if box (c) is checked, such legal opinions, as the Company has reasonably requested in writing, by delivery to the transfer agent of a standing letter of instruction, to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

Please sign and date this notice in the space provided below.

DATE:

Name of Holder

Signature(s) of Holder

Title(s):

(If the Holder is a corporation, partnership or fiduciary, the title of the Person signing on behalf of the Holder must be stated.)

Notice:  Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Trustee, which requirements will include membership or participation in the Securities Transfer Agents Medallion Program (STAMP), the Stock Exchange Medallion Program (SEMP) and the New York Stock Exchange Medallion Signature Program (MSP) or such other “signature guarantee program” as may be determined by the Trustee in addition to, or in substitution for, STAMP, SEMP or MSP, all in accordance with the Securities Exchange Act of 1934.

Signature Guarantee

ASSIGNMENT FORM

To assign this Security, fill in the form below:

(I) or (we) assign and transfer this Security to

(Insert assignee’s social security or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                                                                          agent to transfer this Security on the books of the Company.  The agent may substitute another to act for him.

Your Signature:

(Sign exactly as your name appears on the other side of this Security)

Date:

Medallion Signature Guarantee:

[FOR INCLUSION ONLY IF THIS SECURITY BEARS A RESTRICTED SECURITIES LEGEND] In connection with any transfer of any of the Securities evidenced by this certificate which are “restricted securities” (as defined in Rule 144 (or any successor thereto) under the Securities Act), the undersigned confirms that such Securities are being transferred:

CHECK ONE BOX BELOW

(1)	☐	to the Company; or

(2)	☐	pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

(3)	☐	pursuant to an exemption from registration under the Securities Act of 1933 provided by Rule 144 thereunder.

Unless one of the boxes is checked, the Registrar will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if box (3) is checked, the Trustee may require, prior to registering any such transfer of the Securities, such certifications and other information, and if box (3) is checked such legal opinions, as the Company has reasonably requested in writing, by delivery to the Trustee of a standing letter of instruction, to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933; provided further, however, that this paragraph shall not be applicable to any Securities which are not “restricted securities” (as defined in Rule 144 (or any successor thereto) under the Securities Act).

Your Signature:

(Sign exactly as your name appears on the other side of this Security)

Date:

Medallion Signature Guarantee:

SCHEDULE I

SCHEDULE OF INCREASES AND DECREASES OF GLOBAL SECURITY

The Initial Principal Amount of Global Security is:                         ($                      ).  Such Principal Amount has been increased or decreased by the adjustments set forth below by or on behalf of the Depository in accordance with the Applicable Procedures.

Date	Amount of Increase in Principal Amount of Global Security	Amount of Decrease in Principal Amount of Global Security	Principal Amount of Global Security After Increase or Decrease	Notation by Registrar or Security Custodian

EXHIBIT A-1

[FORM OF FACE OF CERTIFICATED SECURITY]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF THE COMPANY THAT THIS SECURITY MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED (A) PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) WHICH IS ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF (OR THE ISSUE DATE OF OPTIONAL SECURITIES, IF ANY) AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY), OTHER THAN (1) TO THE COMPANY, (2) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, INCLUDING THE EXEMPTION PROVIDED BY RULE 144 (IF APPLICABLE) UNDER THE SECURITIES ACT (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER APPLICABLE TO THIS SECURITY, THE FORM OF WHICH MAY BE OBTAINED FROM THE COMPANY OR THE TRANSFER AGENT) OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. PRIOR TO A TRANSFER OF THIS SECURITY PURSUANT TO CLAUSE (2) ABOVE, THE HOLDER OF THIS SECURITY MUST FURNISH TO THE COMPANY AND THE TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AND LEGAL OPINIONS AS THEY MAY REASONABLY REQUIRE. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, REPRESENTS AND AGREES FOR THE BENEFIT OF THE COMPANY THAT IT IS A QUALIFIED INSTITUTIONAL BUYER AND THAT IT IS HOLDING THIS SECURITY FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION IN ANY CASE THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTION WITH REGARD TO THIS SECURITY EXCEPT AS PERMITTED BY THE SECURITIES ACT.

The foregoing legend may be removed from this Security on satisfaction of the conditions specified in the Indenture.

THE ISSUER, BY ITS SALE OF THIS SECURITY, AND THE HOLDER OF THE SECURITY (AND ANY SUCCESSOR HOLDER OF, OR HOLDER OF A BENEFICIAL INTEREST IN, THE INSTRUMENT), BY ITS RESPECTIVE PURCHASE HEREOF, AGREE (IN THE ABSENCE OF AN ADMINISTRATIVE DETERMINATION OR JUDICIAL RULING TO THE CONTRARY) TO CHARACTERIZE THIS INSTRUMENT AS HAVING BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. UPON WRITTEN REQUEST TO THE COMPANY AT  1025 ELDORADO BLVD., BROOMFIELD, COLORADO 80021, ATTENTION: GENERAL COUNSEL, WE WILL PROMPTLY PROVIDE TO YOU THE ISSUE PRICE, THE ISSUE DATE, AND THE YIELD TO MATURITY OF THE NOTE AS WELL AS THE AMOUNT OF OID INCLUDABLE WITH RESPECT TO IT.

LEVEL 3 COMMUNICATIONS, INC.

7% Convertible Senior Notes due 2015

No.	Rule 144A CUSIP: 52729N BQ2

Issue Date:

Interest Rate: 7% per annum

Interest Payment Dates: March 15 and September 15 of each year, commencing on September 15, 2009

Record Dates: March 1 and September 1

LEVEL 3 COMMUNICATIONS, INC., a corporation duly organized and existing under the laws of the State of Delaware, promises to pay to Cede & Co. or registered assigns, the principal amount of                      ([   ] DOLLARS) on March 15, 2015.

This Security shall bear interest at the initial rate of 7% per annum.  This Security is convertible as specified on the other side of this Security.

Additional provisions of this Security are set forth on the other side of this Security.

IN WITNESS WHEREOF, the Issuer has caused this instrument to be executed.

Dated:	LEVEL 3 COMMUNICATIONS, INC.

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

THE BANK OF NEW YORK MELLON,

as Trustee, certifies that this is one

of the Securities referred to in the

within-mentioned Indenture.

By
Authorized Signatory

Dated:

[FORM OF REVERSE OF CERTIFICATED SECURITY
IS IDENTICAL TO EXHIBIT A]

EXHIBIT B

LEVEL 3 COMMUNICATIONS, INC.

7% Convertible Senior Notes due 2015

TRANSFER CERTIFICATE

In connection with any transfer of any of the Securities within the period prior to the expiration of the holding period applicable to the sales thereof under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”) (or any successor provision), the undersigned registered owner of this Security hereby certifies with respect to $                         principal amount of the above-captioned Securities presented or surrendered on the date hereof (the “Surrendered Securities”) for registration of transfer, or for exchange or conversion where the securities issuable upon such exchange or conversion are to be registered in a name other than that of the undersigned registered owner (each such transaction being a “transfer”), the undersigned confirms that such Securities are being transferred:

CHECK ONE BOX BELOW

(1)	☐	to the Company; or

(2)	☐	pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

(3)	☐	pursuant to an exemption from registration under the Securities Act of 1933 provided by Rule 144 thereunder.

Unless one of the boxes is checked, the Registrar will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if box (3) is checked, the Trustee may require, prior to registering any such transfer of the Securities, such certifications and other information, and if box (3) is checked such legal opinions, as the Company has reasonably requested in writing, by delivery to the Trustee of a standing letter of instruction, to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933; provided further, however, that this paragraph shall not be applicable to any Securities which are not “restricted securities” (as defined in Rule 144 (or any successor thereto) under the Securities Act).

Your Signature:
(Sign exactly as your name appears on the Security)

Date:

Medallion Signature Guarantee:

EXHIBIT C

FORM OF RESTRICTED COMMON STOCK LEGEND

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF THE COMPANY THAT THIS SECURITY MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED (A) PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) WHICH IS ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF (OR THE ISSUE DATE OF OPTIONAL SECURITIES, IF ANY) AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY), OTHER THAN (1) TO THE COMPANY, (2) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A, PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (3) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. PRIOR TO A TRANSFER OF THIS SECURITY PURSUANT TO CLAUSE (3) ABOVE, THE HOLDER OF THIS SECURITY MUST FURNISH TO THE COMPANY AND THE TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AND LEGAL OPINIONS AS THEY MAY REASONABLY REQUIRE.

The foregoing legend may be removed from this Security on satisfaction of the conditions specified in the Indenture.

EXHIBIT D

FORM OF TRANSFER CERTIFICATE FOR TRANSFER
OF RESTRICTED COMMON STOCK

(Transfers pursuant to Section 10.11(b) of the Indenture)

[NAME AND ADDRESS OF COMMON STOCK TRANSFER AGENT]

Re:          Level 3 Communications, Inc. 7% Convertible Senior Notes due 2015 (the “Securities”)

Reference is hereby made to the Indenture dated as of June 26, 2009 (the “Indenture”) between Level 3 Communications, Inc. and The Bank of New York Mellon, as Trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

This letter relates to                    shares of Common Stock represented by the accompanying certificate(s) that were issued upon conversion of Securities and which are held in the name of [name of transferor] (the “Transferor”) to effect the transfer of such Common Stock.

In connection with the transfer of such shares of Common Stock, the undersigned confirms that such shares of Common Stock are being transferred:

CHECK ONE BOX BELOW

(1)	☐	to the Company; or

(2)	☐	pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

(3)	☐	pursuant to an exemption from registration under the Securities Act of 1933 provided by Rule 144 thereunder.

Unless one of the boxes is checked, the transfer agent will refuse to register any of the Common Stock evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if box (3) is checked, the transfer agent may require, prior to registering any such transfer of the Common Stock such certifications and other information, and if box (3) is checked such legal opinions, as the Company has reasonably requested in writing, by delivery to the transfer agent of a standing letter of instruction, to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

[Name of Transferor],

By
Name:
Title:

Dated: